Exhibit 99.1

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

2011 GLOBAL LOSS TRIANGLES

Global Loss Development Triangle Cautionary Language

This report is for informational purposes only and is current only as of December 31, 2011. Allied World Assurance Company Holdings, AG (“Allied World”, the “Company”, “we”, “us” or “our”) is under no obligation (and expressly disclaims any such obligation) to update or revise this report, whether as a result of new information, future events or otherwise. Nothing contained in this report is or should be relied upon as a promise or representation as to the future. Although the loss development patterns disclosed in this report are an important factor in the process used to estimate loss reserve requirements, they are not the only factors considered in establishing reserves. The process for establishing reserves is subject to considerable variability and requires the use of informed estimates and judgments. Important details, such as specific loss development expectations for particular contracts, years or events, cannot be developed solely by analyzing the information provided in this report. In addition to analyzing loss development data, management incorporates additional information into the reserving process, such as pricing for insurance and reinsurance products as well as current market conditions. Readers must keep these and other qualifications more fully described in this report in mind when reviewing this information. Information presented in this report may differ materially from that reported in the Company’s financial statements prepared in accordance with accounting principles generally accepted in the United States due to differences in foreign exchange rates, exclusions, the impact of premium adjustments and other adjustments. This report is a supplement to the Company’s financial disclosures and should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents on file with the U.S. Securities and Exchange Commission (the “SEC”). This report shall not be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this report reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, the Company’s forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the Company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

2011 GLOBAL LOSS TRIANGLES

I. EXECUTIVE SUMMARY

Overview

A critical component of financial reporting for insurance and reinsurance companies is to accurately estimate potential losses and associated loss expenses on risks that have been insured or reinsured. This report is Allied World’s release of its Global Loss Triangles (“GLTs”) as of December 31, 2011. For your convenience, we have included a glossary beginning on page 39 of selected insurance and reinsurance terms.

We establish a reserve for losses and loss expenses to cover our estimated liability for the payment of all losses and loss expenses incurred with respect to earned premiums on the policies and treaties that we write. This reserve is a balance sheet liability representing estimates of losses and loss expenses we are required to pay for insured or reinsured claims that have occurred as of or before the balance sheet date.

The process of establishing loss reserves can be complex and is subject to considerable variability as it requires the use of judgment regarding numerous items, including future litigation trends, future inflation trends, new laws and regulations, attachment points and timing of payments. Actuarial estimates of these reserves are subject to potential errors of estimation, which could be significant, as they are based upon the outcomes of future events. The estimates are even more difficult for a company such as Allied World, as many of our casualty lines of business have relatively high attachment points (often exceeding $100 million) and relatively high net limits (with $25 million being a typical maximum). Those characteristics make some of our casualty lines subject to claims that are very low in frequency (the number of actual claims), but very high in severity (the average claim size). The combination of low frequency and high severity exacerbates the difficulty in establishing loss reserves for Allied World. Loss reserves may vary considerably from prior estimates. We caution that an attempt to evaluate our loss reserves using exclusively the data presented in this report could be misleading.

The reserve for losses and loss expenses is comprised of two main elements: outstanding loss reserves, also known as “case reserves,” and reserves for losses incurred but not reported (“IBNR”). Outstanding loss reserves relate to known claims and represent management’s best estimate of the likely loss settlement cost. Thus, there is a significant amount of estimation involved in determining the likely loss payment. IBNR reserves require judgment because they relate primarily to unreported events that, based on industry information, management’s experience and actuarial evaluation, can reasonably be expected to have occurred and are reasonably likely to result in a loss to the Company. IBNR reserves also relate to estimated development of reported events that based on industry information, management’s experience and actuarial evaluation, can reasonably be expected to reach our attachment point and are reasonably likely to result in a loss to the Company.

IBNR is the estimated liability for (1) claims that have occurred but have not yet been reported as well as (2) changes in the values of claims that have been reported to us but are not yet settled. Each claim is settled individually based upon its merits and it is not unusual for a claim to take years after being reported to settle, especially if legal action is involved. As a result, reserves for losses and loss expenses include significant estimates for IBNR reserves.

The reserve for IBNR is estimated by management for each line of business based on various factors, including underwriters’ expectations about loss experience, actuarial analysis, comparisons with the results of industry benchmarks and loss experience to date. The reserve for IBNR is calculated as the ultimate amount of losses and loss expenses less cumulative paid losses and loss expenses and case reserves. Our actuaries employ generally accepted actuarial methodologies to determine estimated ultimate loss reserves.

When estimating IBNR reserves, we segregate the Company’s insurance and reinsurance loss and exposure data into over 90 classes in total. Within each class, the business is further segregated by treaty year, accident year or report year. Professional liability and healthcare lines of business are reviewed on a report year basis due to the claims-made nature of the underlying contracts. Our general casualty insurance business is a mixture of claims-made and loss-occurring contracts. Since the Company’s formation in November 2001, 59% of our gross earned premiums and 57% of our net earned premiums have been associated with occurrence policies for our general casualty insurance business.

Generally, initial actuarial estimates of IBNR reserves not related to a single event (such as a catastrophe) are based upon the expected loss ratio method applied to each class of business. Actual paid losses and case reserves are subtracted from the expected ultimate losses to derive the IBNR reserves. The initial expected loss ratio used in the expected loss ratio method involve managerial judgments and are based upon historical information for the class of business, which includes historic loss ratios, market conditions, changes in pricing, policy terms and conditions, peer analysis, underwriting changes, changes in claims emergence and other factors that may influence expected ultimate losses. Over time, the actuarial estimates for our non-property lines of business generally become a blend of the Bornhuetter-Ferguson reported loss method (the “B-F method”) and the expected loss ratio method. The B-F method incorporates actual reported loss data and expected unreported losses, which is a function of the initial expected loss ratio and the expected loss emergence pattern, to determine an estimate of ultimate losses. The B-F method is often appropriate for lines of business where there is limited actual loss data and/or a relatively less stable pattern of loss emergence. For additional details on the B-F method, see “IV. Selected Excerpts from Allied World’s 2011 10-K Disclosure – Expected Loss Ratio Method” and “– B-F Method.”

These actuarial methods may be inappropriate for lines of business with very low frequency and high severity and in certain specific situations, such as catastrophe losses. In such situations, specific knowledge of the open claims, the underlying exposures, ceded reinsurance, litigation trends, the types of coverages involved and the changes in the frequency or severity of the claim may be used to establish reserves.

Multiple estimates of ultimate losses using a variety of actuarial methods are calculated for many of our classes of business for each year of loss experience. Our actuaries review each class of business and each year of loss experience and determine the most appropriate point estimate based upon the characteristics of the particular class of business and other relevant factors as described above. Once our actuaries make their determination of the most appropriate point estimate for each class of business and for each year of loss experience, both gross and net of reinsurance, this information is aggregated and presented to management for consideration in establishing the recorded reserves for losses and loss expenses.

Limitations of the Reserving Processes

Reserving actuaries, especially in personal lines and mid-market commercial lines companies, often employ standard actuarial loss development methods to project ultimate losses from triangles of paid and reported losses. These methods rely on an assumption that losses develop consistently from one year to the next, and for the expected loss ratio and B-F methods, on the assumption that an initial expected loss ratio and expected emergence pattern can be accurately selected. However, Allied World writes complex lines of business, including excess casualty insurance and reinsurance, which often do not have the consistent patterns of reported losses that personal lines and mid-market commercial lines companies do.

Projections of ultimate losses require a significant amount of estimation and judgment based on a variety of factors. We strongly caution against any assumption that standard loss projection techniques applied mechanically can alone be used to estimate ultimate losses for our data as the outcome of such a simplistic approach would lead to misleading results and inaccurate conclusions. Reasons to avoid simplistic projections include:

•

Allied World has only been in existence since November 2001 and many of our GLTs lack sufficient actuarial credibility to project ultimate losses and do not have the history to accurately estimate the development of losses beyond ten years.

•

Allied World acquired Darwin Professional Underwriters, Inc. and its subsidiaries (“Darwin”) in October 2008. The loss triangles from Darwin have been merged into Allied World’s GLTs. However, it is likely that the historical loss emergence patterns from the Darwin business are substantially different from the historical loss patterns of the business written by Allied World due to different attachment point profiles, different policy forms (nearly all Darwin policies are claims-made) and differing claims department philosophies.

•	As many of our casualty lines can have relatively low frequency and relatively high severity losses, the absence or emergence of only a few losses can distort our paid and reported GLTs.

•

Our U.S. direct insurance business has been generally growing faster than our international direct insurance business. The difference in the business mix between these two insurance businesses and the lower attachment point profile of the U.S. business can cause historical loss development not to be appropriate for future loss development.

•

Some of our largest reinsurance treaties have special characteristics, such as loss corridors, annual aggregate deductibles or swing-rated premiums that cannot be considered in a simplistic aggregate projection.

•	We have had changes in our underwriting philosophy over time, exiting or paring back some classes of business and in other classes changing coverage terms and conditions.

•

Losses develop differently for different classes of business. The aim of the GLTs contained herein is to present our loss development experience in an informative format, while protecting proprietary Company information. Accordingly, we do not show our over 90 reserving classes, but rather have aggregated them into nine classes, which represent different geographies, pricing environments, legislative climates and policy forms and which will not be as homogeneous as our actual reserving classes would be if reported individually.

•

Paid loss development patterns are considerably longer than the corresponding reported loss development patterns and can produce for many of our classes of business extremely volatile indications, particularly within the first several years of development.

•	For several classes of business, pricing conditions have changed in recent years. The extrapolation of losses and loss expense ratios from prior periods to current periods would not be appropriate.

In addition to these factors, the global credit crisis and the effects of inflation (as discussed in more detail below) could adversely impact our ultimate losses and cause our projections and judgments regarding our expected loss reserves to differ materially from the ultimate losses we may incur.

Global Credit Crisis – Worldwide financial and housing markets have experienced extreme volatility and disruption in recent years. As a result of the global credit crisis, the following reserving classes have been impacted:

•	direct insurance professional liability lines (primarily the 2007 and 2008 report years), and

•	reinsurance professional liability lines (primarily the 2006 through 2008 treaty years).

There continues to be increased uncertainty around the ultimate losses for the years referenced above. This is mainly attributable to the higher volume of reported claims and the higher proportion of open claims for these years compared to earlier years at the same stage of development. In addition, these reported claims have caused higher reported losses and ALAE ratios for these years compared to earlier years at similar stages of development. As a result, the ultimate loss development patterns on these years may differ from prior years. The uncertainty is increased by the fact that we have relatively high average attachment points for many of these potential credit crisis-related claims for our direct insurance business and by the fact that we often provide D&O side A cover, for which we are required to provide coverage to directors and officer for claims alleging negligence or malfeasance if such claims are not indemnified by the insured.

Our reserves for these lines of business are based on a detailed analysis of all open claims that considers attachment points, exposed limits, coverage provided and litigation trends as well as quarterly, in-depth discussions with members of our claims department and underwriting staff.

Inflation – Losses and loss expense reserves can be impacted by social and judicial inflation. Higher than expected inflation can negatively impact the costs of claims as it may cause an increase in frequency (the number of actual claims) and severity (the average claim size). Though our reserving techniques factor in inflation through the use of expected loss ratios derived from our pricing models, which consider the effects of inflation, and through the use of industry loss development patterns that go back as far as 1984, losses and loss expense reserves can be impacted by unexpected changes in inflation rates. We do not explicitly account for excessive inflation in our reserves.

Treaty Year Projections

Data organized by treaty year assigns claims and premiums to the year in which the assumed reinsurance contract incepted. As such, a treaty year may cover claims spanning several accident years. This has two primary implications for estimating ultimate loss reserves. First, the payment and reporting patterns are generally slower to develop than for the data presented by accident year or report year. This means that it is even more critical that premium-based reserving methods, such as the expected loss ratio method or the B-F method, are used for the more recent years rather than loss development methods that can be distorted by small movements in actual paid or reported loss activity due to the application of large loss development factors. Second, treaty years for which premium is not fully earned require an adjustment to the indicated reserves to reflect only the portion of the ultimate treaty year losses that are associated with losses that have occurred prior to the evaluation date. This is typically done by developing an ultimate loss ratio estimate for the full treaty year and applying this loss ratio to the earned premiums from the treaty year.

II. RECONCILIATION OF GLOBAL LOSS TRIANGLES TO DECEMBER 31, 2011 FINANCIAL STATEMENTS

The tables below provide a reconciliation of our presented GLTs to our audited financial statements as of and for the year ended December 31, 2010 and 2011, respectively.

(Expressed in U.S. dollars in thousands)

Paid Losses and Paid LAE in 2010 Calendar Year

Consolidated GLTs – net paid losses and ALAE[1]	$525,004
Paid losses and paid ALAE from excluded catastrophes	51,835
Paid ULAE	19,219
Foreign exchange and other	677

Paid losses and paid LAE in 2010 calendar year per 10-K	$596,734

Paid Losses and Paid LAE in 2011 Calendar Year

Consolidated GLTs – net paid losses and ALAE[1]	$640,874
Paid losses and paid ALAE from excluded catastrophes	21,289
Paid ULAE	21,906
Foreign exchange and other	742

Paid losses and paid LAE in 2011 calendar year per 10-K	$684,811

Incurred Losses and Incurred LAE in 2010 Calendar Year

Consolidated GLTs – net reported losses and ALAE[1]	$611,369
Reported losses and reported ALAE from excluded catastrophes	46,642
Reported ULAE	19,219
Change in IBNR	34,929
Foreign exchange and other	(4,276)

Incurred losses and incurred LAE in 2010 calendar year per 10-K	$707,883

Incurred Losses and Incurred LAE in 2011 Calendar Year

Consolidated GLTs – net reported losses and ALAE[1]	$835,518
Reported losses and reported ALAE from excluded catastrophes	48,073
Reported ULAE	21,906
Change in IBNR	61,024
Foreign exchange and other	(7,365)

Incurred losses and incurred LAE in 2011 calendar year per 10-K	$959,156

1.	Excludes losses from the following catastrophes: 2004 Hurricanes/Tropical Storms Charlie, Frances, Jeanne and Ivan; 2005 Hurricanes/Tropical Storms Katrina, Rita and Wilma; 2008 Hurricanes/Tropical Storms Gustav and Ike; 2010 Chilean Earthquake; 2011 Japan Earthquake/Tsunami.

III. GLOBAL LOSS TRIANGLES

Basis of Presentation

For the basis of this presentation, we have split our data into nine classes of GLTs, four for our direct insurance business and five for our reinsurance business. They are listed below:

Direct Insurance Business	Reinsurance Business
• Property	• Property Catastrophe
• General Casualty	• Property Other
• Professional Liability Lines	• General Casualty
• Healthcare	• Professional Liability Lines
• Other Reinsurance

• Our direct insurance general casualty business contains a mix of claims-made, occurrence-reported and occurrence policy forms.

General Casualty Distribution of Gross Premiums Written
Underwriting Year	Claims-Made	Occurrence- Reported	Occurrence	Total
2002	20.3%	26.1%	53.6%	100.0%
2003	16.6%	30.0%	53.4%	100.0%
2004	20.3%	30.7%	49.0%	100.0%
2005	14.4%	35.2%	50.4%	100.0%
2006	16.1%	32.3%	51.6%	100.0%
2007	16.5%	35.5%	48.0%	100.0%
2008	16.3%	29.8%	54.0%	100.0%
2009	11.1%	21.6%	67.2%	100.0%
2010	8.9%	23.8%	67.3%	100.0%
2011	11.0%	15.6%	73.4%	100.0%
Total	18.3%	26.8%	54.9%	100.0%

•	Our reinsurance business classified as “other reinsurance” includes accident and health, workers’ compensation catastrophe coverage, motor business, aviation, crop and marine.

•

Our reinsurance business is presented separately from our direct insurance business as we show the reinsurance classes on a treaty year basis. Many reinsurance treaties do not provide sufficient detail to split losses and loss adjustment expenses accurately by accident year or report year.

•	Our nine classes were selected to create categories that were relatively homogeneous yet were not so small as to have insufficient actuarial credibility.

•	Our GLTs are presented in thousands of U.S. dollars, reflecting conversions from local currencies based upon the date on which the transactions were entered into the Company’s systems.

Description of Data Presented

For each class of business, earned premiums are presented both gross and net of external reinsurance, with intercompany reinsurance transactions not being reflected in the GLTs. For classes of business within our reinsurance segment, these premiums are presented on a treaty year basis. For all other classes of business, the net earned premiums are presented on a calendar year basis. GLTs that show cumulative paid losses and ALAE, gross and net of reinsurance, are presented for each class of business. In addition, we present GLTs of cumulative reported losses and ALAE (paid plus case reserves) for each class of business. For the reinsurance segment’s classes of business, the GLTs are presented on a treaty year basis. For direct insurance business, property classes of business are presented on an accident year basis. Our general casualty classes of business are a blend of policies where losses can be triggered by either report date or accident date, so the paid and reported losses are a blend of report year and accident year data. The remaining casualty classes of business, including professional liability and healthcare, are presented on a report year basis. These conventions match the standard industry reserving practices for reinsurance and direct insurance, respectively.

Case reserves for Allied World’s reinsurance classes are generally established based upon reports received from ceding companies as we generally “follow their fortunes.” Additional case reserves may be established by Allied World to reflect our estimated ultimate cost of a loss. Any such additional case reserves have been included in the presented reinsurance GLTs.

The premiums in our reinsurance segment are often based upon estimates by the ceding companies. At the end of the treaty year, these estimates will be replaced by actual premiums. In addition, some of our reinsurance treaties may have premiums that are swing-rated subject to reinstatement premiums. The presented premium data is subject to future adjustments, either upwards or downwards, based upon these factors.

Large Losses

Loss development associated with the following five groups of catastrophic losses have been excluded from the GLTs for all lines except for property catastrophe reinsurance: (1) 2004 hurricanes, (2) 2005 hurricanes, (3) 2008 hurricanes, (4) 2010 Chile Earthquake and (5) 2011 Japanese Earthquake/Tsunami. These events have been excluded from the GLTs due to their magnitude in order to avoid distortions in the development factors and indicated reserve levels. Reserves for these events are not based on aggregate development statistics, but rather on ground-up, exposure-based assessments reflecting information provided by insureds and cedents on an insurance policy-by-policy and reinsurance contract-by-contract basis. Separate information is provided on these catastrophic events including gross and net paid losses, reported losses and IBNR as of December 31, 2011.

GLT Class Details

Insurance Lines of Business

Property – Our property insurance GLTs are shown on both a gross and net of reinsurance basis (see pages 12 and 16). The vast majority of the ceded reinsurance we have purchased for our direct property class of business is written as quota share reinsurance, with a smaller portion written as facultative reinsurance. We have not removed losses associated with recoveries from any catastrophe covers as we have excluded major catastrophes already from the data. The major catastrophes removed from our property insurance GLTs, as well as from our “property other reinsurance” and our “other reinsurance” GLTs discussed below, include:

•	2004 – Hurricanes/Tropical Storms Charlie, Frances, Jeanne and Ivan;
•	2005 – Hurricanes/Tropical Storms Katrina, Rita and Wilma;
•	2008 – Hurricanes/Tropical Storms Gustav and Ike;
•	2010 – Chilean Earthquake; and
•	2011 – Japan Earthquake/Tsunami.

It should be noted that we removed all property losses associated with these events, even after such storms may have weakened and moved inland. For our property insurance GLTs, the total amounts excluded from these storms are as follows:

	Gross		Net of Reinsurance
	Paid	Reported	Paid	Reported
	(Dollars in Millions)		(Dollars in Millions)
2004 Events	$167.1	$169.8	$146.7	$149.1
2005 Events	$456.3	$459.2	$189.5	$191.2
2008 Events	$93.0	$97.6	$59.4	$62.4
2010 Events	$59.5	$68.3	$46.6	$52.7
2011 Events	$9.8	$59.4	$6.8	$41.6

Our property book of business has shifted over time. Over the last several years, we have de-emphasized energy classes of business, which included such industry classes as mining, chemical plants, pulp and paper manufacturing and refiners. In addition, our Bermuda property book of business (which is included in the property insurance GLTs) has evolved from largely being a primary insurance account based book of business to where we now write many accounts on an excess basis.

General Casualty – Our general casualty insurance GLTs are shown on both a gross and net of reinsurance basis (see pages 13 and 17). Our Bermuda and European casualty books of business are comprised largely of Fortune 1000-type accounts with generally high attachment points with medians between $80 million and $100 million. Historically, about 55% to 57% of the earned premiums have come from occurrence policies. This percentage grew to 73% in 2011 as our business mix has shifted to more occurrence business as we expanded our U.S.

underwriting platform. The vast majority of the ceded reinsurance we have purchased for the casualty class of business has been either quota share reinsurance or surplus treaty reinsurance. The general casualty book has changed over time, with pharmaceutical and energy classes being de-emphasized in Bermuda and with the business underwritten in the United States (which generally has a lower attachment point profile) shrinking in the 2005-2007 calendar years and growing in the 2008-2011 calendar years.

Professional Liability Lines – Our professional liability lines insurance GLTs are shown on both a gross and net of reinsurance basis (see pages 14 and 18). Professional liability lines include directors and officers liability, errors & omissions liability, D&O side A cover, employment practices liability insurance, crime and fiduciary liability business. Similar to our casualty lines of business, our Bermuda and European professional liability lines are comprised largely of Fortune 1000 and FTSE 1000-type accounts with generally high attachment points with medians between $80 million and $100 million. It is not uncommon for the Company to “ventilate” an account, which means the Company underwrites two excess layers with differing attachment points. Our U.S. professional liability book has a very different profile, with a portion of the business underwritten on a primary basis for smaller, non-Fortune 1000 accounts. Common classes include insurance agencies, psychologists/counselors and small law firms. Our professional liability lines book of business, excluding crime, is written on claims-made and occurrence-reported basis and virtually none of this business is written on an occurrence basis (regardless of where it is written). The crime insurance is written on a losses discovered basis.

Healthcare – Our healthcare insurance GLTs are shown on both a gross and net of reinsurance basis (see pages 15 and 19). Our healthcare book of business is written on a claims-made and occurrence-reported basis and has virtually no business written on occurrence policy forms. The Bermuda healthcare group writes gross lines of up to $25 million, with average attachment points of around $45 million. This business is largely comprised of large hospitals, but does include managed care organizations and healthcare systems. The U.S. healthcare business has a much lower attachment point profile than the international book of business, with much of the U.S. business being written on a primary basis. It includes smaller hospitals and hospital systems, managed care organizations and medical facilities such as home care providers, specialized surgery and rehabilitation centers, and outpatient clinics. Our Bermuda business has also begun to write accounts on a primary basis, although typically over a large deductible.

Reinsurance Lines of Business

Property Catastrophe – Our property catastrophe reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 20 and 25). The vast majority of this business is excess-of-loss property catastrophe reinsurance. Typically, it has a relatively short tail.

Property Other – Our property other reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 21 and 26). This line contains our entire property reinsurance book of business, excluding property catastrophe coverages, and is written as either excess-of-loss reinsurance or quota share reinsurance.

General Casualty – Our general casualty reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 22 and 27). This business is essentially comprised of any business that does not fit into the other casualty classes. It is largely umbrella casualty business that contains some workers’ compensation business. This business can be written as either excess-of-loss reinsurance or quota share reinsurance.

Professional Liability Lines – Our professional liability lines reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 23 and 28). This business is largely written on a claims-made basis. Lines of business include employment practices liability insurance, medical malpractice, directors and officers, errors and omissions and miscellaneous professional classes and transactional risk liability. Some of our larger treaties can have complex structures, including swing-rated premiums, loss corridors and annual aggregate deductibles. This business is written as either excess-of-loss reinsurance or quota share reinsurance.

Other Reinsurance – Our other reinsurance GLTs are shown on both a gross and net of reinsurance basis (see pages 24 and 29). This business is a mixture of miscellaneous lines including accident and health (which is predominantly catastrophe driven), workers’ compensation catastrophe, aviation, crop and marine. The marine treaties were impacted by various hurricanes (specifically Ivan, Katrina, Rita, Ike and Gustav) which went through the Gulf of Mexico.

For our other reinsurance GLTs, the total amounts excluded from the 2004, 2005, 2008, 2010 and 2011 events discussed above are as follows:

	Gross		Net of Reinsurance
	Paid	Reported	Paid	Reported
	(Dollars in Millions)		(Dollars in Millions)
2004 Events	$38.2	$40.6	$38.2	$40.6
2005 Events	$92.5	$95.5	$85.5	$88.5
2008 Events	$1.2	$5.8	$1.2	$5.8
2010 Events	$0.1	$0.8	$0.1	$0.8
2011 Events	$0.1	$5.2	$0.1	$5.2

December 2011 Global Loss Triangles—Insurance Segment

Excluding large losses

U.S. dollars in thousands

Property Insurance (Gross of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	2,584	29,354	46,287	51,590	56,582	56,687	56,776	56,675	56,700	56,701
2003	50,572	136,299	198,801	217,328	218,048	217,531	221,698	221,688	221,846
2004	38,251	153,141	203,006	217,517	229,205	232,011	233,997	234,829
2005	91,198	228,634	308,207	354,253	366,892	365,434	367,337
2006	30,040	103,621	172,546	201,132	208,659	210,277
2007	43,151	129,076	169,655	186,261	191,756
2008	75,528	155,973	198,875	210,168
2009	24,044	64,420	74,513
2010	44,677	107,035
2011	52,142

Reported Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	18,005	55,432	58,559	59,169	57,437	56,848	57,987	56,707	56,700	56,701
2003	146,467	208,054	228,434	232,111	227,106	224,146	222,856	222,651	222,550
2004	132,453	223,557	246,425	247,612	244,839	239,798	238,060	235,425
2005	224,245	353,712	382,922	384,183	382,139	370,420	368,929
2006	157,140	225,124	235,681	222,453	219,524	215,327
2007	189,533	227,570	227,509	220,583	221,004
2008	263,049	265,851	240,547	229,376
2009	89,871	89,489	88,410
2010	114,221	156,231
2011	156,249

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	9%	28%	30%	30%	29%	29%	30%	29%	29%	29%
2003	30%	43%	47%	48%	47%	46%	46%	46%	46%
2004	23%	40%	44%	44%	43%	42%	42%	42%
2005	47%	74%	80%	81%	80%	78%	77%
2006	36%	51%	53%	50%	50%	49%
2007	45%	54%	54%	52%	52%
2008	74%	74%	67%	64%
2009	33%	33%	32%
2010	49%	68%
2011	69%

Accident Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	195,890	56,701	—	56,701	1	56,701	28.9%	1
2003	483,719	221,846	703	222,550	177	222,727	46.0%	881
2004	565,327	234,829	596	235,425	95	235,520	41.7%	691
2005	476,481	367,337	1,591	368,929	141	369,070	77.5%	1,733
2006	441,138	210,277	5,049	215,327	3,451	218,777	49.6%	8,500
2007	423,468	191,756	29,248	221,004	2,982	223,986	52.9%	32,230
2008	357,588	210,168	19,208	229,376	4,798	234,174	65.5%	24,006
2009	272,873	74,513	13,897	88,410	4,143	92,553	33.9%	18,040
2010	231,398	107,035	49,196	156,231	20,256	176,487	76.3%	69,452
2011	225,599	52,142	104,106	156,249	63,968	220,216	97.6%	168,074

Total	3,673,480	1,726,605	223,596	1,950,201	100,012	2,050,213	55.8%	323,609

December 2011 Global Loss Triangles—Insurance Segment

U.S. dollars in thousands

General Casualty Insurance (Gross of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	0	0	185	464	2,848	4,691	5,591	6,574	7,802	8,662
2003	0	461	16,019	18,500	29,401	55,140	57,458	57,463	57,487
2004	0	21	90	634	5,507	8,516	19,470	24,754
2005	15	26,548	31,396	63,544	65,785	118,117	118,386
2006	—	274	2,591	34,249	84,696	108,738
2007	107	7,235	9,707	13,553	26,963
2008	1,319	8,351	26,339	47,500
2009	309	8,309	36,402
2010	1,045	61,109
2011	8,380

Reported Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	1,429	618	989	552	6,299	15,616	16,506	17,369	23,361	22,058
2003	23	13,124	25,852	33,579	58,980	59,141	57,667	57,575	57,537
2004	1,007	540	816	915	7,822	24,831	25,154	34,193
2005	30,852	109,619	113,339	119,923	124,573	124,781	123,362
2006	165	30,097	39,318	90,005	92,725	108,758
2007	4,131	15,419	15,970	32,500	37,670
2008	8,193	26,768	52,114	52,723
2009	1,876	35,225	49,792
2010	70,055	131,974
2011	34,513

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	2%	1%	1%	1%	7%	18%	19%	20%	27%	25%
2003	0%	5%	10%	13%	23%	23%	22%	22%	22%
2004	0%	0%	0%	0%	2%	7%	8%	10%
2005	10%	37%	38%	40%	42%	42%	41%
2006	0%	11%	14%	33%	34%	39%
2007	2%	6%	6%	12%	14%
2008	3%	11%	21%	22%
2009	1%	13%	19%
2010	24%	45%
2011	10%

Accident Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	88,051	8,662	13,396	22,058	11,389	33,447	38.0%	24,785
2003	257,017	57,487	50	57,537	35,364	92,901	36.1%	35,414
2004	332,389	24,754	9,439	34,193	55,360	89,553	26.9%	64,799
2005	297,511	118,386	4,977	123,362	72,328	195,690	65.8%	77,304
2006	275,405	108,738	20	108,758	98,614	207,373	75.3%	98,634
2007	264,680	26,963	10,707	37,670	123,771	161,441	61.0%	134,478
2008	243,673	47,500	5,223	52,723	150,320	203,042	83.3%	155,542
2009	265,068	36,402	13,391	49,792	161,039	210,831	79.5%	174,429
2010	290,500	61,109	70,865	131,974	174,196	306,171	105.4%	245,061
2011	333,184	8,380	26,133	34,513	210,221	244,733	73.5%	236,353

Total	2,647,478	498,381	154,200	652,582	1,092,601	1,745,183	65.9%	1,246,801

December 2011 Global Loss Triangles—Insurance Segment

U.S. dollars in thousands

Professional Liability Lines Insurance (Gross of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	—	10	61	5,225	13,909	45,884	59,860	59,930	59,944	59,984
2003	20	80	603	802	6,002	16,936	17,238	26,397	26,479
2004	15	683	7,406	29,477	30,403	39,004	48,452	48,571
2005	95	3,328	7,370	23,528	24,320	44,267	44,547
2006	296	6,850	44,815	59,330	88,030	97,134
2007	1,401	12,296	41,310	66,992	77,189
2008	2,750	22,943	46,656	103,602
2009	6,051	31,866	52,805
2010	9,628	43,527
2011	15,398

Reported Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	—	2,010	7,062	23,775	28,000	47,706	60,648	59,930	59,944	59,984
2003	60	243	858	6,255	33,468	41,460	44,712	42,038	43,597
2004	434	1,692	8,106	32,701	55,437	55,592	61,361	60,795
2005	3,931	15,625	48,363	51,426	50,281	58,062	58,190
2006	41,225	52,944	92,820	120,819	133,887	185,213
2007	11,223	47,137	111,624	143,673	135,584
2008	17,483	86,164	126,011	175,230
2009	20,752	62,075	79,290
2010	30,731	70,603
2011	47,148

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	0%	3%	12%	40%	47%	80%	102%	101%	101%	101%
2003	0%	0%	0%	3%	14%	17%	19%	18%	18%
2004	0%	1%	3%	10%	17%	17%	19%	19%
2005	1%	4%	14%	15%	14%	16%	17%
2006	10%	13%	23%	31%	34%	47%
2007	3%	11%	26%	33%	31%
2008	4%	19%	28%	38%
2009	4%	12%	16%
2010	6%	15%
2011	10%

Accident Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	59,558	59,984	—	59,984	6,309	66,293	111.3%	6,309
2003	237,656	26,479	17,118	43,597	30,543	74,139	31.2%	47,660
2004	321,801	48,571	12,224	60,795	28,580	89,376	27.8%	40,804
2005	352,174	44,547	13,643	58,190	41,190	99,380	28.2%	54,833
2006	395,104	97,134	88,079	185,213	95,149	280,362	71.0%	183,228
2007	431,009	77,189	58,395	135,584	134,853	270,437	62.7%	193,248
2008	457,068	103,602	71,627	175,230	158,502	333,732	73.0%	230,129
2009	506,027	52,805	26,485	79,290	268,908	348,198	68.8%	295,393
2010	475,222	43,527	27,076	70,603	268,543	339,146	71.4%	295,619
2011	478,865	15,398	31,751	47,148	281,151	328,299	68.6%	312,902

Total	3,714,483	569,236	346,398	915,634	1,313,727	2,229,361	60.0%	1,660,125

December 2011 Global Loss Triangles—Insurance Segment

U.S. dollars in thousands

Healthcare Insurance (Gross of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	—	835	2,158	3,209	5,533	8,008	8,020	8,023	8,025	8,025
2003	1	4,202	11,148	13,777	14,724	18,198	18,756	20,074	20,104
2004	2	852	5,892	9,738	12,694	13,229	13,379	13,786
2005	277	2,861	4,941	10,255	11,122	11,692	13,475
2006	381	4,009	5,864	12,839	16,034	19,443
2007	944	7,190	17,307	20,125	23,303
2008	793	9,776	18,469	28,147
2009	6,586	16,658	27,066
2010	2,139	12,035
2011	1,933

Reported Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	130	1,350	5,450	8,985	8,910	8,444	8,121	8,086	8,046	8,042
2003	345	11,153	20,246	20,723	20,529	23,625	23,160	23,420	23,793
2004	1,849	6,406	12,190	14,720	14,999	16,045	15,928	15,944
2005	5,566	11,649	15,497	14,435	13,384	13,710	14,639
2006	5,666	11,753	13,222	17,022	19,082	24,650
2007	3,773	15,281	24,537	37,172	39,822
2008	3,801	19,115	33,315	40,263
2009	10,999	29,590	48,429
2010	11,731	38,113
2011	10,754

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	0%	3%	14%	23%	22%	21%	20%	20%	20%	20%
2003	0%	15%	27%	27%	27%	31%	30%	31%	31%
2004	2%	5%	10%	12%	12%	13%	13%	13%
2005	4%	9%	11%	11%	10%	10%	11%
2006	4%	8%	9%	11%	13%	16%
2007	3%	10%	17%	25%	27%
2008	2%	11%	20%	24%
2009	6%	15%	25%
2010	5%	17%
2011	5%

Accident Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	39,904	8,025	16	8,042	2,245	10,287	25.8%	2,261
2003	76,140	20,104	3,689	23,793	5,293	29,085	38.2%	8,982
2004	120,800	13,786	2,158	15,944	10,316	26,260	21.7%	12,474
2005	136,577	13,475	1,164	14,639	16,039	30,678	22.5%	17,202
2006	150,401	19,443	5,207	24,650	17,350	42,000	27.9%	22,558
2007	147,720	23,303	16,519	39,822	26,297	66,119	44.8%	42,816
2008	170,600	28,147	12,116	40,263	50,517	90,780	53.2%	62,633
2009	197,314	27,066	21,364	48,429	57,148	105,577	53.5%	78,511
2010	222,171	12,035	26,078	38,113	90,548	128,661	57.9%	116,626
2011	228,445	1,933	8,821	10,754	125,752	136,506	59.8%	134,573
Total	1,490,071	167,317	97,133	264,450	401,502	665,953	44.7%	498,636

December 2011 Global Loss Triangles—Insurance Segment

Excluding large losses

U.S. dollars in thousands

Property Insurance (Net of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	2,572	27,085	39,606	43,638	48,955	49,063	49,154	49,054	49,066	49,067
2003	49,208	118,094	163,485	175,303	175,715	175,379	179,293	179,283	179,378
2004	25,256	94,518	131,352	141,420	148,139	149,307	150,467	150,907
2005	40,373	99,880	138,713	161,091	165,024	165,290	166,393
2006	12,871	46,209	76,773	87,886	93,293	94,060
2007	20,325	62,106	79,511	86,918	89,091
2008	38,751	84,955	109,698	117,040
2009	15,993	42,846	50,242
2010	29,325	67,717
2011	31,763

Reported Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	15,359	48,581	50,631	50,905	49,787	49,206	50,347	49,066	49,066	49,067
2003	130,863	173,192	187,840	187,279	182,859	180,769	179,873	179,676	179,641
2004	83,824	136,345	156,171	159,157	156,810	153,693	152,326	151,247
2005	99,789	152,456	173,462	173,122	172,390	167,846	167,108
2006	65,486	96,268	101,170	99,127	97,845	96,643
2007	91,985	107,261	107,409	105,592	105,695
2008	153,019	152,847	136,537	128,392
2009	59,002	61,663	61,079
2010	70,760	99,637
2011	109,474

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	9%	28%	29%	30%	29%	29%	29%	29%	29%	29%
2003	37%	49%	53%	53%	51%	51%	50%	50%	50%
2004	25%	41%	47%	48%	47%	46%	46%	45%
2005	44%	67%	76%	76%	76%	74%	74%
2006	34%	50%	53%	52%	51%	51%
2007	51%	59%	60%	59%	59%
2008	88%	88%	79%	74%
2009	41%	43%	43%
2010	56%	78%
2011	78%

Accident Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	171,696	49,067	—	49,067	1	49,067	28.6%	1
2003	356,275	179,378	263	179,641	86	179,726	50.4%	349
2004	333,170	150,907	341	151,247	(93)	151,155	45.4%	248
2005	226,828	166,393	715	167,108	53	167,161	73.7%	767
2006	190,783	94,060	2,584	96,643	1,384	98,027	51.4%	3,967
2007	180,460	89,091	16,604	105,695	1,499	107,194	59.4%	18,102
2008	173,790	117,040	11,352	128,392	2,870	131,262	75.5%	14,222
2009	142,872	50,242	10,837	61,079	2,950	64,029	44.8%	13,787
2010	127,037	67,717	31,920	99,637	14,010	113,647	89.5%	45,930
2011	139,644	31,763	77,711	109,474	46,904	156,378	112.0%	124,615

Total	2,042,554	995,658	152,325	1,147,983	69,663	1,217,645	59.6%	221,988

December 2011 Global Loss Triangles—Insurance Segment

U.S. dollars in thousands

General Casualty Insurance (Net of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	0	0	185	464	2,848	4,691	5,591	6,574	7,802	8,662
2003	0	461	16,018	18,499	29,401	55,139	57,457	57,462	57,486
2004	0	14	77	506	5,053	7,545	16,465	21,746
2005	15	26,496	31,126	60,576	62,700	93,736	93,977
2006	—	266	2,570	29,999	56,694	72,659
2007	90	6,212	7,646	11,171	23,180
2008	1,114	5,663	18,971	35,915
2009	308	5,891	25,347
2010	932	33,959
2011	6,911

Reported Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	1,429	618	989	552	6,299	15,616	16,506	17,369	23,361	22,058
2003	23	13,124	25,852	33,578	58,980	59,140	57,666	57,574	57,536
2004	1,007	533	803	668	7,208	21,354	21,803	30,832
2005	30,852	85,663	89,087	95,511	100,049	100,281	98,800
2006	165	27,081	35,290	61,938	63,445	72,671
2007	4,081	13,364	13,836	28,498	31,557
2008	5,543	19,509	39,067	39,434
2009	1,875	23,928	32,781
2010	46,228	81,263
2011	29,292

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	2%	1%	1%	1%	7%	18%	19%	20%	27%	25%
2003	0%	6%	11%	14%	25%	25%	25%	25%	25%
2004	0%	0%	0%	0%	3%	8%	8%	11%
2005	13%	36%	38%	40%	42%	42%	42%
2006	0%	13%	16%	29%	30%	34%
2007	2%	7%	7%	15%	16%
2008	3%	12%	24%	24%
2009	1%	14%	19%
2010	24%	42%
2011	13%

Accident Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	88,051	8,662	13,396	22,058	11,389	33,447	38.0%	24,785
2003	233,589	57,486	50	57,536	32,047	89,583	38.4%	32,097
2004	271,160	21,746	9,086	30,832	44,908	75,740	27.9%	53,994
2005	236,587	93,977	4,823	98,800	57,357	156,157	66.0%	62,180
2006	214,376	72,659	12	72,671	77,823	150,494	70.2%	77,835
2007	192,097	23,180	8,377	31,557	88,900	120,457	62.7%	97,277
2008	162,750	35,915	3,519	39,434	98,432	137,866	84.7%	101,951
2009	172,403	25,347	7,435	32,781	104,431	137,213	79.6%	111,866
2010	195,238	33,959	47,303	81,263	112,594	193,856	99.3%	159,897
2011	222,485	6,911	22,381	29,292	133,544	162,836	73.2%	155,925

Total	1,988,737	379,842	116,382	496,224	761,426	1,257,650	63.2%	877,807

December 2011 Global Loss Triangles—Insurance Segment

U.S. dollars in thousands

Professional Liability Lines Insurance (Net of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	—	10	61	5,225	13,909	45,884	59,860	59,930	59,944	59,984
2003	20	80	603	799	5,997	15,424	15,727	24,885	24,967
2004	15	681	7,403	29,464	30,384	38,983	48,431	48,537
2005	95	3,328	7,272	18,291	19,043	40,954	41,214
2006	266	4,296	34,123	48,611	70,853	79,956
2007	1,312	11,982	36,732	56,952	66,212
2008	2,728	20,856	38,433	81,913
2009	5,938	30,737	51,066
2010	9,575	43,230
2011	15,277

Reported Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	—	2,010	7,062	23,775	28,000	47,706	60,648	59,930	59,944	59,984
2003	60	243	858	6,252	31,963	39,947	43,200	40,526	42,085
2004	434	1,690	8,102	32,688	55,417	55,570	61,340	60,761
2005	3,931	12,613	40,988	43,748	42,802	54,727	54,855
2006	41,109	40,424	77,728	97,820	112,069	162,521
2007	10,557	30,869	79,692	107,002	112,600
2008	15,136	72,016	104,703	144,350
2009	20,418	59,130	74,956
2010	30,527	68,359
2011	46,038

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	0%	3%	12%	40%	47%	80%	102%	101%	101%	101%
2003	0%	0%	0%	3%	14%	17%	19%	17%	18%
2004	0%	1%	3%	11%	18%	18%	20%	20%
2005	1%	4%	13%	13%	13%	17%	17%
2006	12%	12%	23%	28%	33%	47%
2007	3%	9%	23%	31%	32%
2008	4%	21%	31%	42%
2009	5%	15%	19%
2010	9%	19%
2011	13%

Accident Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	59,558	59,984	—	59,984	6,309	66,293	111.3%	6,309
2003	232,141	24,967	17,118	42,085	29,814	71,898	31.0%	46,931
2004	304,642	48,537	12,224	60,761	27,287	88,048	28.9%	39,511
2005	326,766	41,214	13,641	54,855	39,203	94,058	28.8%	52,844
2006	343,955	79,956	82,565	162,521	86,784	249,305	72.5%	169,349
2007	349,563	66,212	46,389	112,600	114,017	226,618	64.8%	160,406
2008	342,659	81,913	62,437	144,350	121,091	265,441	77.5%	183,528
2009	386,143	51,066	23,890	74,956	201,801	276,757	71.7%	225,691
2010	355,472	43,230	25,128	68,359	190,208	258,567	72.7%	215,336
2011	354,153	15,277	30,760	46,038	195,744	241,782	68.3%	226,504

Total	3,055,051	512,357	314,152	826,509	1,012,259	1,838,768	60.2%	1,326,411

December 2011 Global Loss Triangles—Insurance Segment

U.S. dollars in thousands

Healthcare Insurance (Net of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	—	835	2,158	3,209	5,533	8,008	8,020	8,023	8,025	8,025
2003	1	4,202	11,148	13,777	14,724	18,198	18,756	20,074	20,104
2004	2	841	5,881	9,727	12,683	13,218	13,368	13,775
2005	237	2,681	4,577	9,493	10,026	10,549	11,912
2006	308	2,652	4,428	8,749	11,948	14,604
2007	934	6,029	15,608	18,396	21,564
2008	789	7,893	15,849	25,510
2009	4,581	14,167	24,529
2010	2,135	12,031
2011	1,904

Reported Loss & ALAE

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	130	1,350	5,450	8,985	8,910	8,444	8,121	8,086	8,046	8,042
2003	345	11,153	20,246	20,723	20,529	23,625	23,160	23,420	23,793
2004	1,846	6,395	12,054	14,584	14,863	15,909	15,917	15,933
2005	5,197	10,142	13,483	12,473	11,766	12,116	12,937
2006	4,267	8,926	10,239	12,740	14,827	17,791
2007	3,603	13,040	22,295	31,659	34,971
2008	3,786	16,754	29,522	35,819
2009	8,941	26,830	45,245
2010	11,044	37,423
2011	10,493

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Accident Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	0%	3%	14%	23%	22%	21%	20%	20%	20%	20%
2003	0%	15%	27%	28%	27%	31%	31%	31%	32%
2004	2%	6%	10%	13%	13%	14%	14%	14%
2005	4%	9%	11%	11%	10%	10%	11%
2006	3%	7%	8%	10%	12%	14%
2007	3%	11%	19%	27%	30%
2008	3%	13%	22%	27%
2009	6%	18%	30%
2010	7%	22%
2011	6%

Accident Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	39,904	8,025	16	8,042	2,245	10,287	25.8%	2,261
2003	75,002	20,104	3,689	23,793	5,293	29,085	38.8%	8,982
2004	114,883	13,775	2,158	15,933	10,316	26,249	22.8%	12,474
2005	118,565	11,912	1,025	12,937	13,828	26,765	22.6%	14,853
2006	124,024	14,604	3,187	17,791	14,862	32,653	26.3%	18,048
2007	117,774	21,564	13,406	34,971	21,035	56,006	47.6%	34,442
2008	131,336	25,510	10,309	35,819	37,610	73,429	55.9%	47,919
2009	150,032	24,529	20,715	45,245	40,189	85,434	56.9%	60,904
2010	169,427	12,031	25,392	37,423	63,173	100,596	59.4%	88,565
2011	173,172	1,904	8,590	10,493	93,850	104,343	60.3%	102,440

Total	1,214,118	153,959	88,488	242,447	302,400	544,847	44.9%	390,888

December 2011 Global Loss Triangles—Reinsurance Segment

U.S. dollars in thousands

Property Catastrophe Reinsurance (Gross of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	101	2,131	4,161	4,194	4,310	4,310	4,336	4,336	4,336	4,336
2003	3,977	6,251	6,882	6,831	6,843	7,235	7,237	7,237	7,237
2004	17,379	47,475	55,350	57,786	59,259	60,040	60,489	60,852
2005	35,255	121,814	141,709	148,497	151,206	152,497	152,998
2006	710	8,912	9,671	9,829	9,903	9,917
2007	3,999	12,770	12,511	12,767	12,561
2008	15,798	26,979	30,619	32,007
2009	269	905	2,977
2010	3,798	54,580
2011	22,254

Reported Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	3,041	5,163	4,370	4,390	4,372	4,371	4,356	4,356	4,336	4,336
2003	6,172	7,561	7,009	6,920	6,939	7,235	7,237	7,237	7,237
2004	33,642	56,808	59,396	60,325	60,712	61,073	60,889	61,110
2005	130,142	151,004	151,495	153,665	154,739	155,285	155,383
2006	3,275	9,580	9,885	10,172	10,131	10,136
2007	17,051	15,664	13,584	13,412	12,847
2008	31,318	32,595	33,106	33,901
2009	2,557	5,613	5,246
2010	32,490	86,547
2011	89,719

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	9%	15%	13%	13%	13%	13%	13%	13%	13%	13%
2003	10%	13%	12%	12%	12%	12%	12%	12%	12%
2004	51%	86%	90%	91%	92%	92%	92%	92%
2005	155%	180%	181%	183%	185%	185%	185%
2006	5%	14%	15%	15%	15%	15%
2007	25%	19%	16%	16%	15%
2008	64%	49%	50%	51%
2009	4%	7%	6%
2010	31%	64%
2011	64%

Treaty Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	33,846	4,336	0	4,336	—	4,336	12.8%	0
2003	58,868	7,237	0	7,237	—	7,237	12.3%	0
2004	66,178	60,852	258	61,110	36	61,145	92.4%	293
2005	83,838	152,998	2,385	155,383	423	155,806	185.8%	2,808
2006	67,029	9,917	218	10,136	16	10,152	15.1%	235
2007	83,675	12,561	286	12,847	19	12,866	15.4%	306
2008	66,980	32,007	1,895	33,901	517	34,418	51.4%	2,412
2009	82,605	2,977	2,269	5,246	252	5,498	6.7%	2,521
2010	134,389	54,580	31,967	86,547	12,309	98,856	73.6%	44,276
2011	139,719	22,254	67,465	89,719	43,308	133,028	95.2%	110,774

Total	817,127	359,719	106,743	466,462	56,881	523,343	64.0%	163,624

December 2011 Global Loss Triangles—Reinsurance Segment

Excluding large losses

U.S. dollars in thousands

Property Other Reinsurance (Gross of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	1,994	14,146	21,254	24,533	26,202	27,034	27,241	27,550	27,573	27,588
2003	1,794	9,960	13,446	16,264	17,931	18,421	18,892	19,262	19,340
2004	949	7,461	11,995	14,439	15,598	17,294	17,210	17,405
2005	5,111	23,166	29,796	31,025	42,623	46,347	46,594
2006	3,793	17,679	23,689	27,465	29,525	29,862
2007	717	8,668	12,738	14,733	15,753
2008	3,920	10,738	12,479	14,966
2009	4,664	12,112	18,692
2010	5,835	20,289
2011	4,003

Reported Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	3,082	17,552	26,185	27,026	27,589	27,756	27,588	27,715	27,606	27,628
2003	6,313	14,931	17,064	19,609	19,904	19,931	20,437	19,891	19,427
2004	7,729	9,571	14,654	16,236	16,650	17,180	17,493	17,538
2005	6,675	33,802	43,645	45,360	45,571	46,163	46,136
2006	9,307	23,794	30,449	30,525	30,085	30,377
2007	3,360	23,153	24,853	23,927	23,660
2008	9,627	15,156	15,746	16,123
2009	11,574	20,126	21,982
2010	13,219	34,080
2011	16,736

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	16%	28%	41%	42%	43%	43%	43%	43%	43%	43%
2003	18%	22%	24%	28%	29%	30%	31%	30%	29%
2004	15%	13%	20%	22%	22%	23%	23%	23%
2005	15%	43%	57%	59%	59%	60%	60%
2006	19%	35%	45%	45%	44%	45%
2007	14%	57%	60%	57%	56%
2008	42%	46%	48%	49%
2009	51%	58%	62%
2010	39%	69%
2011	38%

Treaty Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	64,253	27,588	40	27,628	3	27,631	43.0%	43
2003	66,185	19,340	87	19,427	9	19,436	29.4%	96
2004	75,094	17,405	133	17,538	494	18,032	24.0%	627
2005	76,953	46,594	(457)	46,136	183	46,319	60.2%	(274)
2006	68,054	29,862	515	30,377	229	30,606	45.0%	744
2007	41,930	15,753	7,907	23,660	753	24,413	58.2%	8,660
2008	33,097	14,966	1,158	16,123	631	16,755	50.6%	1,789
2009	35,454	18,692	3,290	21,982	1,015	22,997	64.9%	4,305
2010	49,289	20,289	13,790	34,080	6,358	40,437	82.0%	20,148
2011	43,746	4,003	12,733	16,736	25,678	42,414	97.0%	38,412

Total	554,055	214,492	39,195	253,687	35,353	289,040	52.2%	74,548

December 2011 Global Loss Triangles—Reinsurance Segment

U.S. dollars in thousands

General Casualty Reinsurance (Gross of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	329	3,688	7,670	10,682	13,471	15,290	16,500	17,685	18,347	18,481
2003	705	3,063	5,962	11,466	21,916	26,087	27,838	30,357	32,877
2004	648	1,088	6,331	11,850	21,718	28,466	37,451	40,561
2005	119	1,584	9,500	19,705	31,410	41,416	50,092
2006	944	6,183	20,496	34,804	43,454	51,094
2007	3	3,135	10,113	26,839	39,243
2008	29	1,468	13,077	22,515
2009	460	3,523	15,146
2010	519	23,603
2011	849

Reported Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	346	5,531	10,970	18,737	19,011	19,864	20,694	19,214	19,906	19,931
2003	1,588	8,176	11,853	21,884	28,983	29,495	32,262	33,460	36,363
2004	1,357	9,104	14,286	23,228	36,173	44,570	45,306	48,468
2005	2,055	11,283	23,806	34,636	44,890	51,272	55,714
2006	2,493	19,012	37,046	49,952	55,620	62,495
2007	1,033	9,706	34,826	47,229	58,048
2008	1,591	13,743	37,550	48,234
2009	1,256	18,727	35,753
2010	9,864	43,094
2011	2,714

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	10%	20%	33%	56%	57%	59%	62%	57%	59%	59%
2003	7%	10%	12%	22%	29%	29%	32%	33%	36%
2004	3%	8%	11%	19%	29%	36%	37%	39%
2005	4%	8%	15%	22%	29%	33%	36%
2006	5%	15%	29%	39%	43%	49%
2007	2%	7%	25%	33%	41%
2008	4%	11%	29%	37%
2009	2%	12%	23%
2010	17%	28%
2011	5%

Treaty Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	33,679	18,481	1,450	19,931	1,164	21,095	62.6%	2,614
2003	100,546	32,877	3,487	36,363	5,285	41,648	41.4%	8,771
2004	123,437	40,561	7,906	48,468	14,723	63,190	51.2%	22,629
2005	155,833	50,092	5,623	55,714	18,090	73,805	47.4%	23,713
2006	128,270	51,094	11,401	62,495	24,538	87,033	67.9%	35,939
2007	143,071	39,243	18,805	58,048	45,760	103,808	72.6%	64,565
2008	130,755	22,515	25,719	48,234	50,004	98,238	75.1%	75,722
2009	156,825	15,146	20,607	35,753	77,064	112,817	71.9%	97,671
2010	153,762	23,603	19,491	43,094	70,173	113,267	73.7%	89,664
2011	55,959	849	1,866	2,714	39,062	41,776	74.7%	40,927

Total	1,182,138	294,461	116,353	410,814	345,862	756,676	64.0%	462,215

December 2011 Global Loss Triangles—Reinsurance Segment

U.S. dollars in thousands

Professional Liability Lines Reinsurance (Gross of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	—	915	1,676	4,405	10,898	12,884	14,202	15,561	16,061	16,838
2003	0	191	1,274	3,207	12,429	16,125	21,385	24,308	26,798
2004	9	345	5,373	10,445	19,634	24,920	31,103	32,512
2005	8	786	6,852	22,841	35,126	43,205	48,780
2006	1	711	7,112	20,428	34,442	46,932
2007	5	1,263	11,453	41,735	69,029
2008	37	2,140	10,455	25,184
2009	17	1,675	6,595
2010	24	2,064
2011	19

Reported Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	—	3,594	12,221	21,012	22,717	22,060	22,297	21,292	19,469	19,553
2003	65	1,599	13,981	21,047	29,125	29,219	33,173	33,043	34,729
2004	819	7,902	20,205	33,619	36,122	35,884	42,934	41,564
2005	456	6,067	22,581	46,077	50,876	55,740	61,260
2006	71	8,619	26,873	50,886	66,537	70,039
2007	227	17,507	75,722	118,166	134,239
2008	2,684	15,190	38,738	61,121
2009	295	6,314	17,184
2010	502	5,216
2011	165

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	0%	9%	26%	46%	49%	48%	48%	46%	42%	42%
2003	0%	2%	15%	22%	29%	29%	33%	33%	35%
2004	2%	7%	17%	28%	30%	30%	36%	35%
2005	1%	3%	11%	22%	24%	27%	30%
2006	0%	5%	14%	26%	34%	36%
2007	0%	9%	36%	55%	62%
2008	5%	9%	21%	33%
2009	1%	5%	13%
2010	2%	5%
2011	1%

Treaty Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	46,264	16,838	2,716	19,553	1,838	21,391	46.2%	4,554
2003	99,740	26,798	7,931	34,729	7,688	42,417	42.5%	15,619
2004	119,286	32,512	9,052	41,564	7,414	48,978	41.1%	16,466
2005	207,060	48,780	12,480	61,260	26,949	88,209	42.6%	39,429
2006	194,857	46,932	23,107	70,039	48,517	118,556	60.8%	71,624
2007	215,061	69,029	65,210	134,239	32,838	167,077	77.7%	98,048
2008	183,841	25,184	35,938	61,121	80,254	141,375	76.9%	116,192
2009	133,923	6,595	10,590	17,184	77,990	95,174	71.1%	88,580
2010	98,259	2,064	3,152	5,216	62,071	67,287	68.5%	65,223
2011	26,122	19	146	165	17,190	17,355	66.4%	17,336

Total	1,324,413	274,751	170,320	445,072	362,750	807,821	61.0%	533,070

December 2011 Global Loss Triangles—Reinsurance Segment

Excluding large losses

U.S. dollars in thousands

Other Reinsurance (Gross of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	52	1,225	2,576	3,222	3,687	4,081	4,191	4,439	4,466	4,475
2003	15	886	2,373	3,294	4,452	4,656	4,602	4,660	4,728
2004	43	5,115	8,048	10,943	9,076	9,470	9,876	10,582
2005	278	3,943	9,184	7,919	10,600	12,078	12,797
2006	68	2,821	5,666	6,959	7,881	8,455
2007	279	4,098	7,242	8,936	10,047
2008	534	4,050	7,972	10,335
2009	121	3,515	5,635
2010	73	2,048
2011	2,365

Reported Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	270	3,065	4,472	4,580	4,963	4,700	4,691	4,629	4,623	4,609
2003	54	887	2,614	4,643	5,266	5,158	4,929	4,872	4,905
2004	134	8,197	9,085	11,931	10,545	9,696	9,826	9,694
2005	304	11,551	11,472	10,788	11,522	12,312	14,221
2006	258	7,408	9,169	10,549	10,728	10,841
2007	841	7,432	9,808	10,708	10,667
2008	1,072	9,821	12,870	11,804
2009	326	5,150	8,298
2010	988	4,660
2011	4,845

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108	120
2002	19%	28%	39%	38%	41%	39%	39%	38%	38%	38%
2003	2%	7%	13%	23%	26%	26%	25%	24%	24%
2004	1%	27%	24%	32%	28%	26%	26%	26%
2005	2%	33%	28%	26%	28%	30%	34%
2006	2%	23%	28%	32%	33%	33%
2007	4%	19%	25%	27%	27%
2008	6%	30%	38%	35%
2009	2%	15%	25%
2010	4%	11%
2011	10%

Treaty	Earned	Loss & ALAE
Year	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	12,192	4,475	134	4,609	526	5,135	42.1%	660
2003	20,108	4,728	177	4,905	1,115	6,021	29.9%	1,292
2004	37,616	10,582	(888)	9,694	4,358	14,052	37.4%	3,469
2005	41,296	12,797	1,425	14,221	6,603	20,824	50.4%	8,028
2006	32,966	8,455	2,387	10,841	4,261	15,103	45.8%	6,648
2007	39,485	10,047	620	10,667	3,669	14,337	36.3%	4,290
2008	33,543	10,335	1,469	11,804	2,220	14,024	41.8%	3,689
2009	33,755	5,635	2,664	8,298	210	8,508	25.2%	2,873
2010	41,405	2,048	2,612	4,660	2,795	7,454	18.0%	5,407
2011	49,145	2,365	2,481	4,845	14,081	18,926	38.5%	16,561

Total	341,511	71,466	13,079	84,546	39,838	124,384	36.4%	52,917

December 2011 Global Loss Triangles—Reinsurance Segment

U.S. dollars in thousands

Property Catastrophe Reinsurance (Net of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	101	2,131	4,161	4,194	4,310	4,310	4,336	4,336	4,336	4,336
2003	3,977	6,251	6,882	6,831	6,843	7,235	7,237	7,237	7,237
2004	17,379	47,475	55,350	57,786	58,813	59,457	59,741	60,097
2005	35,255	99,502	106,468	111,778	113,039	112,992	113,330
2006	710	8,912	9,671	9,829	9,903	9,917
2007	3,999	12,770	12,511	12,767	12,561
2008	15,798	26,979	30,619	32,007
2009	269	905	2,977
2010	3,798	54,580
2011	22,254

Reported Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	3,041	5,163	4,370	4,390	4,372	4,371	4,356	4,356	4,336	4,336
2003	6,172	7,561	7,009	6,920	6,939	7,235	7,237	7,237	7,237
2004	33,642	56,808	59,396	60,325	60,267	60,490	60,141	60,355
2005	130,142	128,692	116,254	116,946	116,572	115,780	115,715
2006	3,275	9,580	9,885	10,172	10,131	10,136
2007	17,051	15,664	13,584	13,412	12,847
2008	31,318	32,595	33,106	33,901
2009	2,557	5,613	5,246
2010	32,490	86,547
2011	89,719

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	9%	15%	13%	13%	13%	13%	13%	13%	13%	13%
2003	10%	13%	12%	12%	12%	12%	12%	12%	12%
2004	58%	98%	102%	104%	104%	104%	103%	104%
2005	186%	184%	166%	167%	167%	166%	166%
2006	5%	15%	15%	15%	15%	15%
2007	25%	19%	16%	16%	15%
2008	64%	50%	50%	51%
2009	4%	7%	6%
2010	31%	64%
2011	64%

Treaty Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	33,846	4,336	0	4,336	—	4,336	12.8%	0
2003	58,868	7,237	0	7,237	—	7,237	12.3%	0
2004	58,128	60,097	258	60,355	(285)	60,071	103.3%	(27)
2005	69,898	113,330	2,385	115,715	452	116,167	166.2%	2,837
2006	65,966	9,917	218	10,136	16	10,152	15.4%	235
2007	83,608	12,561	286	12,847	19	12,866	15.4%	306
2008	66,898	32,007	1,895	33,901	517	34,418	51.4%	2,412
2009	82,525	2,977	2,269	5,246	252	5,498	6.7%	2,521
2010	134,372	54,580	31,967	86,547	12,309	98,856	73.6%	44,276
2011	139,717	22,254	67,465	89,719	43,308	133,028	95.2%	110,774

Total	793,826	319,297	106,743	426,040	56,589	482,629	60.8%	163,332

December 2011 Global Loss Triangles—Reinsurance Segment

Excluding large losses

U.S. dollars in thousands

Property Other Reinsurance (Net of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	1,994	14,146	21,254	24,533	26,202	27,034	27,241	27,550	27,573	27,588
2003	1,794	9,960	13,446	16,264	17,931	18,421	18,892	19,262	19,340
2004	949	7,461	11,995	14,439	15,598	17,294	17,210	17,405
2005	5,111	23,166	29,796	31,025	42,623	46,347	46,594
2006	3,793	17,679	23,689	27,465	29,525	29,862
2007	717	8,668	12,738	14,733	15,753
2008	3,920	10,738	12,479	14,966
2009	4,664	12,112	18,692
2010	5,835	20,289
2011	4,003

Reported Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	3,082	17,552	26,185	27,026	27,589	27,756	27,588	27,715	27,606	27,628
2003	6,313	14,931	17,064	19,609	19,904	19,931	20,437	19,891	19,427
2004	7,729	9,571	14,654	16,236	16,650	17,180	17,493	17,538
2005	6,675	33,802	43,645	45,360	45,571	46,163	46,136
2006	9,307	23,794	30,449	30,525	30,085	30,377
2007	3,360	23,153	24,853	23,927	23,660
2008	9,627	15,156	15,746	16,123
2009	11,574	20,126	21,982
2010	13,219	34,080
2011	16,736

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	16%	28%	41%	42%	43%	43%	43%	43%	43%	43%
2003	18%	22%	24%	28%	29%	30%	31%	30%	29%
2004	15%	13%	20%	22%	22%	23%	23%	23%
2005	15%	44%	59%	61%	61%	62%	62%
2006	20%	35%	45%	45%	44%	45%
2007	14%	57%	60%	57%	56%
2008	44%	48%	50%	51%
2009	51%	58%	62%
2010	39%	69%
2011	38%

Treaty Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	64,253	27,588	40	27,628	3	27,631	43.0%	43
2003	66,185	19,340	87	19,427	9	19,436	29.4%	96
2004	75,094	17,405	133	17,538	494	18,032	24.0%	627
2005	74,493	46,594	(457)	46,136	183	46,319	62.2%	(274)
2006	67,628	29,862	515	30,377	229	30,606	45.3%	744
2007	41,930	15,753	7,907	23,660	753	24,413	58.2%	8,660
2008	31,765	14,966	1,158	16,123	631	16,755	52.7%	1,789
2009	35,454	18,692	3,290	21,982	1,015	22,997	64.9%	4,305
2010	49,289	20,289	13,790	34,080	6,358	40,437	82.0%	20,148
2011	43,746	4,003	12,733	16,736	25,678	42,414	97.0%	38,412

Total	549,837	214,492	39,195	253,687	35,353	289,040	52.6%	74,548

December 2011 Global Loss Triangles—Reinsurance Segment

U.S. dollars in thousands

General Casualty Reinsurance (Net of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	329	3,688	7,670	10,682	13,471	15,290	16,500	17,685	18,347	18,481
2003	705	3,063	5,962	11,466	21,916	26,087	27,838	30,357	32,877
2004	648	1,088	6,331	11,850	21,718	28,466	37,451	40,561
2005	119	1,584	9,500	19,705	31,410	41,416	50,092
2006	944	6,183	20,496	34,804	43,454	51,094
2007	3	3,135	10,113	26,839	39,243
2008	29	1,468	13,077	22,515
2009	460	3,523	15,146
2010	519	23,603
2011	849

Reported Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	346	5,531	10,970	18,737	19,011	19,864	20,694	19,214	19,906	19,931
2003	1,588	8,176	11,853	21,884	28,983	29,495	32,262	33,460	36,363
2004	1,357	9,104	14,286	23,228	36,173	44,570	45,306	48,468
2005	2,055	11,283	23,806	34,636	44,890	51,272	55,714
2006	2,493	19,012	37,046	49,952	55,620	62,495
2007	1,033	9,706	34,826	47,229	58,048
2008	1,591	13,743	37,550	48,234
2009	1,256	18,727	35,753
2010	9,864	43,094
2011	2,714

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	10%	20%	33%	56%	57%	59%	62%	57%	59%	59%
2003	7%	10%	12%	22%	29%	29%	32%	33%	36%
2004	3%	8%	11%	19%	29%	36%	37%	39%
2005	4%	8%	15%	22%	29%	33%	36%
2006	5%	15%	29%	39%	43%	49%
2007	2%	7%	25%	33%	41%
2008	4%	11%	29%	37%
2009	2%	12%	23%
2010	17%	28%
2011	5%

Treaty Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	33,679	18,481	1,450	19,931	1,164	21,095	62.6%	2,614
2003	100,546	32,877	3,487	36,363	5,285	41,648	41.4%	8,771
2004	123,437	40,561	7,906	48,468	14,723	63,190	51.2%	22,629
2005	155,833	50,092	5,623	55,714	18,090	73,805	47.4%	23,713
2006	128,270	51,094	11,401	62,495	24,538	87,033	67.9%	35,939
2007	143,071	39,243	18,805	58,048	45,760	103,808	72.6%	64,565
2008	130,755	22,515	25,719	48,234	50,004	98,238	75.1%	75,722
2009	156,825	15,146	20,607	35,753	77,064	112,817	71.9%	97,671
2010	153,762	23,603	19,491	43,094	70,173	113,267	73.7%	89,664
2011	55,959	849	1,866	2,714	39,062	41,776	74.7%	40,927

Total	1,182,138	294,461	116,353	410,814	345,862	756,676	64.0%	462,215

December 2011 Global Loss Triangles—Reinsurance Segment

U.S. dollars in thousands

Professional Liability Lines Reinsurance (Net of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108	120
2002	—	915	1,676	4,405	10,898	12,884	14,202	15,561	16,061	16,838
2003	0	191	1,274	3,207	12,429	16,125	21,385	24,308	26,798
2004	9	345	5,373	10,445	19,634	24,920	31,103	32,512
2005	8	786	6,852	22,841	35,126	43,205	48,780
2006	1	711	7,112	20,428	34,442	46,932
2007	5	1,263	11,453	41,735	69,029
2008	37	2,140	10,455	25,184
2009	17	1,675	6,595
2010	24	2,064
2011	19

Reported Loss & ALAE

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108	120
2002	—	3,594	12,221	21,012	22,717	22,060	22,297	21,292	19,469	19,553
2003	65	1,599	13,981	21,047	29,125	29,219	33,173	33,043	34,729
2004	819	7,902	20,205	33,619	36,122	35,884	42,934	41,564
2005	456	6,067	22,581	46,077	50,876	55,740	61,260
2006	71	8,619	26,873	50,886	66,537	70,039
2007	227	17,507	75,722	118,166	134,239
2008	2,684	15,190	38,738	61,121
2009	295	6,314	17,184
2010	502	5,216
2011	165

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty	Months of Development
Year	12	24	36	48	60	72	84	96	108	120
2002	0%	9%	26%	46%	49%	48%	48%	46%	42%	42%
2003	0%	2%	15%	22%	29%	29%	33%	33%	35%
2004	2%	7%	17%	28%	30%	30%	36%	35%
2005	1%	3%	11%	22%	24%	27%	30%
2006	0%	5%	14%	26%	34%	36%
2007	0%	9%	36%	55%	62%
2008	5%	9%	21%	33%
2009	1%	5%	13%
2010	2%	5%
2011	1%

Treaty	Earned	Loss & ALAE
Year	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	46,264	16,838	2,716	19,553	1,838	21,391	46.2%	4,554
2003	99,740	26,798	7,931	34,729	7,688	42,417	42.5%	15,619
2004	119,286	32,512	9,052	41,564	7,414	48,978	41.1%	16,466
2005	207,060	48,780	12,480	61,260	26,949	88,209	42.6%	39,429
2006	194,857	46,932	23,107	70,039	48,517	118,556	60.8%	71,624
2007	215,061	69,029	65,210	134,239	32,838	167,077	77.7%	98,048
2008	183,841	25,184	35,938	61,121	80,254	141,375	76.9%	116,192
2009	133,923	6,595	10,590	17,184	77,990	95,174	71.1%	88,580
2010	98,259	2,064	3,152	5,216	62,071	67,287	68.5%	65,223
2011	26,122	19	146	165	17,190	17,355	66.4%	17,336

Total	1,324,413	274,751	170,320	445,072	362,750	807,821	61.0%	533,070

December 2011 Global Loss Triangles—Reinsurance Segment

Excluding large losses

U.S. dollars in thousands

Other Reinsurance (Net of Ceded Reinsurance)

Cumulative Paid Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	52	1,225	2,576	3,222	3,687	4,081	4,191	4,439	4,466	4,475
2003	15	886	2,373	3,294	4,452	4,656	4,602	4,660	4,728
2004	24	4,699	6,910	9,525	7,585	7,963	8,368	9,075
2005	265	3,772	8,768	7,471	10,158	11,573	12,292
2006	68	2,821	5,666	6,959	7,881	8,455
2007	279	4,098	7,242	8,936	10,047
2008	534	4,050	7,972	10,335
2009	121	3,515	5,635
2010	73	2,048
2011	2,365

Reported Loss & ALAE

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	270	3,065	4,472	4,580	4,963	4,700	4,691	4,629	4,623	4,609
2003	54	887	2,614	4,643	5,266	5,158	4,929	4,872	4,905
2004	37	7,097	7,476	10,324	9,038	8,188	8,319	8,186
2005	278	11,206	10,817	10,337	11,080	11,801	13,710
2006	258	7,408	9,169	10,549	10,728	10,841
2007	841	7,432	9,808	10,708	10,667
2008	1,072	9,821	12,870	11,804
2009	326	5,150	8,298
2010	988	4,660
2011	4,845

Reported Loss & ALAE Ratio to Earned Premium (excluding IBNR)

Treaty Year	Months of Development
	12	24	36	48	60	72	84	96	108	120
2002	19%	28%	39%	38%	41%	39%	39%	38%	38%	38%
2003	2%	7%	13%	23%	26%	26%	25%	24%	24%
2004	0%	30%	24%	34%	30%	27%	27%	27%
2005	2%	34%	28%	27%	29%	31%	36%
2006	2%	23%	28%	32%	33%	33%
2007	4%	20%	25%	27%	27%
2008	6%	30%	39%	35%
2009	2%	15%	25%
2010	4%	12%
2011	10%

Treaty Year	Earned	Loss & ALAE
	Premium	Paid	Case O/S	Reported	IBNR	Ultimate	Ult. Ratio	Unpaid
2002	12,192	4,475	134	4,609	526	5,135	42.1%	660
2003	20,108	4,728	177	4,905	1,115	6,021	29.9%	1,292
2004	30,815	9,075	(888)	8,186	4,358	12,544	40.7%	3,469
2005	38,561	12,292	1,419	13,710	6,609	20,319	52.7%	8,028
2006	32,786	8,455	2,387	10,841	4,261	15,103	46.1%	6,648
2007	39,225	10,047	620	10,667	3,669	14,337	36.6%	4,290
2008	33,261	10,335	1,469	11,804	2,220	14,024	42.2%	3,689
2009	33,425	5,635	2,664	8,298	210	8,508	25.5%	2,873
2010	39,516	2,048	2,612	4,660	2,795	7,454	18.9%	5,407
2011	48,551	2,365	2,481	4,845	14,081	18,926	39.0%	16,561

Total	328,440	69,454	13,073	82,527	39,844	122,371	37.3%	52,917

December 2011 Global Loss Triangles—Insurance Segment

Excluding large losses on Property

U.S. dollars in thousands

Premium—Gross of ceded reinsurance

Cal/Acc	Property		General Casualty		Prof. Liab. Lines		Healthcare
Year	Written	Earned	Written	Earned	Written	Earned	Written	Earned
2002	376,526	195,890	166,995	88,051	141,612	59,558	73,076	39,904
2003	554,735	483,719	305,812	257,017	301,271	237,656	95,630	76,140
2004	547,959	565,327	352,392	332,389	358,020	321,801	142,160	120,800
2005	412,879	476,481	289,364	297,511	372,460	352,174	137,074	136,577
2006	463,900	441,138	276,940	275,405	434,999	395,104	156,698	150,401
2007	391,018	423,468	252,902	264,680	452,245	431,009	153,567	147,720
2008	327,491	357,588	235,939	243,673	498,544	457,068	184,055	170,600
2009	243,193	272,873	287,085	265,068	489,872	506,027	210,422	197,314
2010	224,453	231,398	311,987	290,500	469,036	475,222	228,810	222,171
2011	244,636	225,599	379,287	333,184	507,553	478,865	235,559	228,445
Total	3,786,790	3,673,480	2,858,703	2,647,478	4,025,614	3,714,483	1,617,052	1,490,071

Loss & ALAE—Gross of ceded reinsurance

Accident	Property		General Casualty		Prof. Liab. Lines		Healthcare
Year	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported
2002	56,701	56,701	8,662	22,058	59,984	59,984	8,025	8,042
2003	221,846	222,550	57,487	57,537	26,479	43,597	20,104	23,793
2004	234,829	235,425	24,754	34,193	48,571	60,795	13,786	15,944
2005	367,337	368,929	118,386	123,362	44,547	58,190	13,475	14,639
2006	210,277	215,327	108,738	108,758	97,134	185,213	19,443	24,650
2007	191,756	221,004	26,963	37,670	77,189	135,584	23,303	39,822
2008	210,168	229,376	47,500	52,723	103,602	175,230	28,147	40,263
2009	74,513	88,410	36,402	49,792	52,805	79,290	27,066	48,429
2010	107,035	156,231	61,109	131,974	43,527	70,603	12,035	38,113
2011	52,142	156,249	8,380	34,513	15,398	47,148	1,933	10,754
Total	1,726,605	1,950,201	498,381	652,582	569,236	915,634	167,317	264,450

December 2011 Global Loss Triangles—Insurance Segment

Excluding large losses on Property

U.S. dollars in thousands

Premium—Net of ceded reinsurance

Cal/Acc Year	Property		General Casualty		Prof. Liab. Lines		Healthcare
	Written	Earned	Written	Earned	Written	Earned	Written	Earned
2002	300,021	171,696	166,995	88,051	141,612	59,558	73,076	39,904
2003	383,345	356,275	260,049	233,589	287,807	232,141	93,126	75,002
2004	308,623	333,170	283,537	271,160	330,199	304,642	126,731	114,883
2005	170,895	226,828	228,477	236,587	322,937	326,766	106,857	118,565
2006	193,652	190,783	211,686	214,376	362,190	343,955	124,109	124,024
2007	176,420	180,460	173,099	192,097	346,657	349,563	120,773	117,774
2008	169,889	173,790	150,779	162,750	386,010	342,659	149,237	131,336
2009	123,011	142,872	195,581	172,403	367,364	386,143	165,738	150,032
2010	132,548	127,037	207,783	195,238	355,963	355,472	175,110	169,427
2011	160,551	139,644	262,885	222,485	379,019	354,153	177,464	173,172

Total	2,118,955	2,042,554	2,140,872	1,988,737	3,279,759	3,055,051	1,312,222	1,214,118

Loss & ALAE—Net of ceded reinsurance

Accident Year	Property		General Casualty		Prof. Liab. Lines		Healthcare
	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported
2002	49,067	49,067	8,662	22,058	59,984	59,984	8,025	8,042
2003	179,378	179,641	57,486	57,536	24,967	42,085	20,104	23,793
2004	150,907	151,247	21,746	30,832	48,537	60,761	13,775	15,933
2005	166,393	167,108	93,977	98,800	41,214	54,855	11,912	12,937
2006	94,060	96,643	72,659	72,671	79,956	162,521	14,604	17,791
2007	89,091	105,695	23,180	31,557	66,212	112,600	21,564	34,971
2008	117,040	128,392	35,915	39,434	81,913	144,350	25,510	35,819
2009	50,242	61,079	25,347	32,781	51,066	74,956	24,529	45,245
2010	67,717	99,637	33,959	81,263	43,230	68,359	12,031	37,423
2011	31,763	109,474	6,911	29,292	15,277	46,038	1,904	10,493

Total	995,658	1,147,983	379,842	496,224	512,357	826,509	153,959	242,447

December 2011 Global Loss Triangles—Reinsurance Segment

Excluding large losses on Property Other and Other

U.S. dollars in thousands

Premium—Gross of ceded reinsurance

Treaty Year	Property Catastrophe		Property Other		General Casualty		Prof. Liab. Lines		Other
	Written	Earned	Written	Earned	Written	Earned	Written	Earned	Written	Earned
2002	33,846	33,846	64,253	64,253	33,679	33,679	46,264	46,264	12,192	12,192
2003	58,868	58,868	66,185	66,185	100,546	100,546	99,740	99,740	20,108	20,108
2004	66,178	66,178	75,094	75,094	123,437	123,437	119,286	119,286	37,616	37,616
2005	83,838	83,838	76,953	76,953	155,833	155,833	207,060	207,060	41,296	41,296
2006	67,029	67,029	68,054	68,054	128,270	128,270	194,857	194,857	32,966	32,966
2007	83,675	83,675	41,930	41,930	143,099	143,071	215,061	215,061	39,485	39,485
2008	66,980	66,980	33,097	33,097	130,829	130,755	183,841	183,841	33,543	33,543
2009	82,605	82,605	35,454	35,454	156,825	156,825	133,923	133,923	33,755	33,755
2010	135,615	134,389	50,348	49,289	187,478	153,762	108,264	98,259	42,233	41,405
2011	194,871	139,719	68,128	43,746	158,517	55,959	75,627	26,122	74,529	49,145

Total	873,504	817,127	579,497	554,055	1,318,514	1,182,138	1,383,923	1,324,413	367,723	341,511

Loss & ALAE—Gross of ceded reinsurance

Treaty Year	Property Catastrophe		Property Other		General Casualty		Prof. Liab. Lines		Other
	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported
2002	4,336	4,336	27,588	27,628	18,481	19,931	16,838	19,553	4,475	4,609
2003	7,237	7,237	19,340	19,427	32,877	36,363	26,798	34,729	4,728	4,905
2004	60,852	61,110	17,405	17,538	40,561	48,468	32,512	41,564	10,582	9,694
2005	152,998	155,383	46,594	46,136	50,092	55,714	48,780	61,260	12,797	14,221
2006	9,917	10,136	29,862	30,377	51,094	62,495	46,932	70,039	8,455	10,841
2007	12,561	12,847	15,753	23,660	39,243	58,048	69,029	134,239	10,047	10,667
2008	32,007	33,901	14,966	16,123	22,515	48,234	25,184	61,121	10,335	11,804
2009	2,977	5,246	18,692	21,982	15,146	35,753	6,595	17,184	5,635	8,298
2010	54,580	86,547	20,289	34,080	23,603	43,094	2,064	5,216	2,048	4,660
2011	22,254	89,719	4,003	16,736	849	2,714	19	165	2,365	4,845

Total	359,719	466,462	214,492	253,687	294,461	410,814	274,751	445,072	71,466	84,546

December 2011 Global Loss Triangles—Reinsurance Segment

Excluding large losses on Property Other and Other

U.S. dollars in thousands

Premium — Net of ceded reinsurance

Treaty	Property Catastrophe		Property Other		General Casualty		Prof. Liab. Lines		Other
Year	Written	Earned	Written	Earned	Written	Earned	Written	Earned	Written	Earned
2002	33,846	33,846	64,253	64,253	33,679	33,679	46,264	46,264	12,192	12,192
2003	58,868	58,868	66,185	66,185	100,546	100,546	99,740	99,740	20,108	20,108
2004	58,128	58,128	75,094	75,094	123,437	123,437	119,286	119,286	30,815	30,815
2005	69,898	69,898	74,493	74,493	155,833	155,833	207,060	207,060	38,561	38,561
2006	65,966	65,966	67,628	67,628	128,270	128,270	194,857	194,857	32,786	32,786
2007	83,608	83,608	41,930	41,930	143,099	143,071	215,061	215,061	39,225	39,225
2008	66,898	66,898	31,765	31,765	130,829	130,755	183,841	183,841	33,261	33,261
2009	82,525	82,525	35,454	35,454	156,825	156,825	133,923	133,923	33,425	33,425
2010	135,598	134,372	50,348	49,289	187,478	153,762	108,264	98,259	40,344	39,516
2011	194,869	139,717	68,128	43,746	158,517	55,959	75,627	26,122	73,503	48,551

Total	850,203	793,826	575,278	549,837	1,318,514	1,182,138	1,383,923	1,324,413	354,220	328,440

Loss & ALAE — Net of ceded reinsurance

Treaty	Property Catastrophe		Property Other		General Casualty		Prof. Liab. Lines		Other
Year	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported	Paid	Reported
2002	4,336	4,336	27,588	27,628	18,481	19,931	16,838	19,553	4,475	4,609
2003	7,237	7,237	19,340	19,427	32,877	36,363	26,798	34,729	4,728	4,905
2004	60,097	60,355	17,405	17,538	40,561	48,468	32,512	41,564	9,075	8,186
2005	113,330	115,715	46,594	46,136	50,092	55,714	48,780	61,260	12,292	13,710
2006	9,917	10,136	29,862	30,377	51,094	62,495	46,932	70,039	8,455	10,841
2007	12,561	12,847	15,753	23,660	39,243	58,048	69,029	134,239	10,047	10,667
2008	32,007	33,901	14,966	16,123	22,515	48,234	25,184	61,121	10,335	11,804
2009	2,977	5,246	18,692	21,982	15,146	35,753	6,595	17,184	5,635	8,298
2010	54,580	86,547	20,289	34,080	23,603	43,094	2,064	5,216	2,048	4,660
2011	22,254	89,719	4,003	16,736	849	2,714	19	165	2,365	4,845

Total	319,297	426,040	214,492	253,687	294,461	410,814	274,751	445,072	69,454	82,527

IV. SELECTED EXCERPTS FROM ALLIED WORLD’S 2011 10-K DISCLOSURE

The reserve for losses and loss expenses is comprised of two main elements: outstanding loss reserves, also known as “case reserves,” and reserves for IBNR. Outstanding loss reserves relate to known claims and represent management’s best estimate of the likely loss settlement. Thus, there is a significant amount of estimation involved in determining the likely loss payment. IBNR reserves require judgment because they relate primarily to unreported events that, based on industry information, management’s experience and actuarial evaluation, can reasonably be expected to have occurred and are reasonably likely to result in a loss to our company. IBNR reserves also relate to estimated development of reported events that based on industry information, management’s experience and actuarial evaluation, can reasonably be expected to reach our attachment point and are reasonably likely to result in a loss to our company. We also include changes in the values of claims that have been reported to us but are not yet settled. Each claim is settled individually based upon its merits and it is not unusual for a claim to take years after being reported to settle, especially if legal action is involved. As a result, reserves for losses and loss expenses include significant estimates for IBNR reserves.

The reserve for IBNR is estimated by management for each line of business based on various factors, including underwriters’ expectations about loss experience, actuarial analysis, comparisons with the results of industry benchmarks and loss experience to date. The reserve for IBNR is calculated as the ultimate amount of losses and loss expenses less cumulative paid losses and loss expenses and case reserves. Our actuaries employ generally accepted actuarial methodologies to determine estimated ultimate loss reserves.

While management believes that our case reserves and IBNR are sufficient to cover losses assumed by us, there can be no assurance that losses will not deviate from our reserves, possibly by material amounts. The methodology of estimating loss reserves is periodically reviewed to ensure that the assumptions made continue to be appropriate. To the extent actual reported losses exceed estimated losses, the carried estimate of the ultimate losses will be increased (i.e., unfavorable reserve development), and to the extent actual reported losses are less than estimated losses, the carried estimate of ultimate losses will be reduced (i.e., favorable reserve development). We record any changes in our loss reserve estimates and the related reinsurance recoverables in the periods in which they are determined.

The estimate of reserves for our property insurance and property reinsurance lines of business relies primarily on traditional loss reserving methodologies, utilizing selected paid and reported loss development factors. In the property lines of business, claims are generally reported and paid within a relatively short period of time (“shorter tail lines”) during and following the policy coverage period. This generally enables us to determine with greater certainty our estimate of ultimate losses and loss expenses.

Our casualty insurance and casualty reinsurance lines of business include general liability risks, healthcare and professional liability risks. Claims may be reported or settled several years after the coverage period has terminated for these lines of business (“longer tail lines”), which increases uncertainties of our reserve estimates in such lines. In addition, our attachment points for these longer tail lines are often relatively high, making reserving for these lines of business more difficult than shorter tail lines due to having to estimate whether the severity of the estimated losses will exceed our attachment point. We establish a case reserve when sufficient information is gathered to make a reasonable estimate of the liability, which often requires a significant amount of information and time. Due to the lengthy reporting pattern of these casualty lines, reliance is placed on industry benchmarks supplemented by our own experience. For expected loss ratio selections, we are giving greater consideration to our existing experience supplemented with analysis of loss trends, rate changes and experience of peer companies.

Our reinsurance treaties are reviewed individually, based upon individual characteristics and loss experience emergence. Loss reserves on assumed reinsurance have unique features that make them more difficult to estimate than direct insurance. We establish loss reserves upon receipt of advice from a cedent that a reserve is merited. Our claims staff may establish additional loss reserves where, in their judgment, the amount reported by a cedent is potentially inadequate. The following are the most significant features that make estimating loss reserves on assumed reinsurance difficult:

•	Reinsurers have to rely upon the cedents and reinsurance intermediaries to report losses in a timely fashion.

•	Reinsurers must rely upon cedents to price the underlying business appropriately.

•	Reinsurers have less predictable loss emergence patterns than direct insurers, particularly when writing excess-of-loss reinsurance.

For excess-of-loss reinsurance, cedents generally are required to report losses that either exceed 50% of the retention, have a reasonable probability of exceeding the retention or meet serious injury reporting criteria. All reinsurance claims that are reserved are reviewed at least every six months. For quota share reinsurance treaties, cedents are required to give a periodic statement of account, generally monthly or quarterly. These periodic statements typically include information regarding written premiums, earned premiums, unearned premiums, ceding commissions, brokerage amounts, applicable taxes, paid losses and outstanding losses. They can be submitted 60 to 90 days after the close of the reporting period. Some quota share reinsurance treaties have specific language regarding earlier notice of serious claims.

Reinsurance generally has a greater time lag than direct insurance in the reporting of claims. The time lag is caused by the claim first being reported to the cedent, then the intermediary (such as a broker) and finally the reinsurer. This lag can be up to six months or longer in certain cases. There is also a time lag because the insurer may not be required to report claims to the reinsurer until certain reporting criteria are met. In some instances this could be several years while a claim is being litigated. We use reporting factors based on data from the Reinsurance Association of America to adjust for time lags. We also use historical treaty-specific reporting factors when applicable. Loss and premium information are entered into our reinsurance system by our claims department and our accounting department on a timely basis.

We record the individual case reserves sent to us by the cedents through the reinsurance intermediaries. Individual claims are reviewed by our reinsurance claims department and adjusted as deemed appropriate. The loss data received from the intermediaries is checked for reasonableness and for known events. Details of the loss listings are reviewed during routine claim audits.

The expected loss ratios that we assign to each treaty are based upon analysis and modeling performed by a team of actuaries. The historical data reviewed by the team of pricing actuaries is considered in setting the reserves for each cedent. The historical data in the submissions is matched against our carried reserves for our historical treaty years.

Loss reserves do not represent an exact calculation of liability. Rather, loss reserves are estimates of what we expect the ultimate resolution and administration of claims will cost. These estimates are based on actuarial and statistical projections and on our assessment of currently available data, as well as estimates of future trends in claims severity and frequency, judicial theories of liability and other factors. Loss reserve estimates are refined as experience develops and as claims are reported and resolved. In addition, the relatively long periods between when a loss occurs and when it may be reported to our claims department for our casualty insurance and casualty reinsurance lines of business increase the uncertainties of our reserve estimates in such lines.

We utilize a variety of standard actuarial methods in our analysis. The selections from these various methods are based on the loss development characteristics of the specific line of business. For lines of business with long reporting periods such as casualty reinsurance, we may rely more on an expected loss ratio method (as described below) until losses begin to develop. For lines of business with short reporting periods such as property insurance, we may rely more on a paid loss development method (as described below) as losses are reported relatively quickly. The actuarial methods we utilize include:

Paid Loss Development Method. We estimate ultimate losses by calculating past paid loss development factors and applying them to exposure periods with further expected paid loss development. The paid loss development method assumes that losses are paid at a consistent rate. The paid loss development method provides an objective test of reported loss projections because paid losses contain no reserve estimates. In some circumstances, paid losses for recent periods may be too varied for accurate predictions. For many coverages, especially casualty coverages, claim payments are made slowly and it may take years for claims to be fully reported and settled. These payments may be unreliable for determining future loss projections because of shifts in settlement patterns or because of large settlements in the early stages of development. Choosing an appropriate “tail factor” to determine the amount of payments from the latest development period to the ultimate development period may also require considerable judgment, especially for coverages that have long payment patterns. As we have limited payment history, we have had to supplement our paid loss development patterns with appropriate benchmarks.

Reported Loss Development Method. We estimate ultimate losses by calculating past reported loss development factors and applying them to exposure periods with further expected reported loss development. Since reported losses include payments and case reserves, changes in both of these amounts are incorporated in this method. This approach provides a larger volume of data to estimate ultimate losses than the paid loss development method. Thus, reported loss patterns may be less varied than paid loss patterns, especially for coverages that have historically been paid out over a long period of time but for which claims are reported relatively early and have case loss reserve estimates established. This method assumes that reserves have been established using consistent practices over the historical period that is reviewed. Changes in claims handling procedures, large claims or significant numbers of claims of an unusual nature may cause results to be too varied for accurate forecasting. Also, choosing an appropriate “tail factor” to determine the change in reported loss from the latest development period to the ultimate development period may require considerable judgment. As we have limited reported history, we have had to supplement our reported loss development patterns with appropriate benchmarks.

Expected Loss Ratio Method. To estimate ultimate losses under the expected loss ratio method, we multiply earned premiums by an expected loss ratio. The expected loss ratio is selected utilizing industry data, historical company data and professional judgment. This method is particularly useful for new insurance companies or new lines of business where there are no historical losses or where past loss experience is not credible.

Bornhuetter-Ferguson Paid Loss Method. The Bornhuetter-Ferguson paid loss method is a combination of the paid loss development method and the expected loss ratio method. The amount of losses yet to be paid is based upon the expected loss ratios and the expected percentage of losses unpaid. These expected loss ratios are modified to the extent paid losses to date differ from what would have been expected to have been paid based upon the selected paid loss development pattern. This method avoids some of the distortions that could result from a large development factor being applied to a small base of paid losses to calculate ultimate losses. This method will react slowly if actual loss ratios develop differently because of major changes in rate levels, retentions or deductibles, the forms and conditions of reinsurance coverage, the types of risks covered or a variety of other changes.

B-F Method. The B-F method is similar to the Bornhuetter-Ferguson paid loss method with the exception that it uses reported losses and reported loss development factors.

Since 2007, we adjusted our reliance on actuarial methods utilized for certain casualty lines of business and loss years within our U.S. insurance and international insurance segments from using a blend of the B-F method and the expected loss ratio method to using only the B-F method. Also since 2008, we began adjusting our reliance on actuarial methods utilized for certain other casualty lines of business and loss years within all of our operating segments including the reinsurance segment, by placing greater reliance on the B-F method than on the expected loss ratio method. Placing greater reliance on more responsive actuarial methods for certain casualty lines of business and loss years within each of our operating segments is a natural progression as we mature as a company and gain sufficient historical experience of our own that allows us to further refine our estimate of the reserve for losses and loss expenses. We believe utilizing only the B-F method for older loss years will more accurately reflect the reported loss activity we have had thus far in our ultimate loss ratio selections, and will better reflect how the ultimate losses will develop over time. We will continue to utilize the expected loss ratio method for the most recent loss years until we have sufficient historical experience to utilize other acceptable actuarial methodologies.

We expect that the trend of placing greater reliance on more responsive actuarial methods, for example from the expected loss ratio method to the B-F method, to continue as both (1) our loss years mature and become more statistically reliable and (2) as we build databases of our internal loss development patterns. The expected loss ratio remains a key assumption as the

Bornhuetter-Ferguson methods rely upon an expected loss ratio selection and a loss development pattern selection.

The key assumptions used to arrive at our best estimate of loss reserves are the expected loss ratios, rate of loss cost inflation, selection of benchmarks and reported and paid loss emergence patterns. Our reporting factors and expected loss ratios are based on a blend of our own experience and industry benchmarks for longer tailed business and primarily our own experience for shorter tail business. The benchmarks selected were those that we believe are most similar to our underwriting business.

Our expected loss ratios for shorter tail lines change from year to year. As our losses from shorter tail lines of business are reported relatively quickly, we select our expected loss ratios for the most recent years based upon our actual loss ratios for our older years adjusted for rate changes, inflation, cost of reinsurance and average storm activity. For the shorter tail lines, we initially used benchmarks for reported and paid loss emergence patterns. As we mature as a company, we have begun supplementing those benchmark patterns with our actual patterns as appropriate. For the longer tail lines, we continue to use benchmark patterns, although we update the benchmark patterns as additional information is published regarding the benchmark data.

For shorter tail lines, the primary assumption that changed during both 2011 as compared to 2010 and 2010 as compared to 2009 as it relates to prior year losses was actual paid and reported loss emergence patterns were generally less severe than estimated for each year due to lower frequency and severity of reported losses. As a result of this change, we recognized net favorable prior year reserve development in both 2011 and 2010. We believe recognition of the reserve changes in the period they were recorded was appropriate since a pattern of reported losses had not emerged and the loss years were previously too immature to deviate from the expected loss ratio method in prior periods.

The selection of the expected loss ratios for the longer tail lines is our most significant assumption. Due to the lengthy reporting pattern of longer tail lines, we supplement our own experience with industry benchmarks of expected loss ratios and reporting patterns in addition to our own experience. For our longer tail lines, the primary assumption that changed during both 2011 as compared to 2010 and 2010 as compared to 2009 as it relates to prior year losses was using the Bornhuetter-Ferguson loss development method for certain casualty lines of business and loss years as discussed above. This method calculated a lower projected loss ratio based on loss emergence patterns to date. As a result of the change in the expected loss ratio, we recognized net favorable prior year reserve development in 2011, 2010 and 2009. We believe that recognition of the reserve changes in the period they were recorded was appropriate since a pattern of reported losses had not emerged and the loss years were previously too immature to deviate from the expected loss ratio method in prior periods.

V. GLOSSARY

Accident year	The year in which the event occurred that triggers a claim to us. All years referred to are years ending December 31.

ALAE	Allocated loss adjustment expense, which is an estimate of the associated external expenses to be incurred in settling a claim. ALAE includes the costs of third party loss assessors and legal experts.

Assumed reinsurance	That portion of a risk that a reinsurer accepts from an insurer in return for a stated premium.

Attachment point	The loss point of which an insurance or reinsurance policy becomes operative and below which any losses are retained by either the insured or other insurers or reinsurers, as the case may be.

Case reserves	Loss reserves, established with respect to specific, individual reported claims.

Casualty lines	Insurance that is primarily concerned with losses due to injuries to persons and liability imposed on the insured for such injury or for damage to the property of others.

Cede, cedent or ceding company	When an insurer transfers some or all of its risk to a reinsurer, it “cedes” business and is referred to as the “ceding company” or “cedent.”

Claims-made policies	A liability policy covering all claims first advised during the term of the insurance policy, regardless of when the loss itself was sustained.

Deductible	The amount of exposure an insured retains on any one risk or group of risks. The term may apply to an insurance policy, where the insured is an individual or business, or a reinsurance contract, where the insured is an insurance company. See “Retention.”

D&O side A cover	Insurance that provides liability

coverage to directors and officers for non-indemnified losses arising from their negligence or malfeasance. Coverage applies only if the directors and officers are not indemnified by their company for such loss. Such coverage is provided on both an excess basis (i.e., policy attaches after all underlying policy limits are exhausted) and on a “difference-in-conditions” basis (i.e., policy drops down and attaches at a lower attachment point due to the failure or inability of the underlying policy(ies) to pay the loss).

Earned premiums	That portion of premiums written that applies to the expired portion of the policy term. Earned premiums are recognized as revenues under both statutory accounting practice and accounting principles generally accepted in the United States of America.

Employment practices liability insurance	Insurance that primarily provides liability coverage to organizations and their employees for losses arising from acts of discrimination, harassment and retaliation against current and prospective employees of the organization.

Excess or Excess layer	Insurance to cover losses in one or more layers above a certain amount with losses below that amount usually covered by the insured’s primary policy and its self-insured retention.

Excess-of-loss reinsurance	Reinsurance that indemnifies the insured against all or a specified portion of losses over a specified amount or retention.

Facultative reinsurance	The reinsurance of all or a portion of the insurance provided by a single policy. Each policy reinsured is separately negotiated.

Fiduciary liability insurance	Insurance that primarily provides liability coverage to fiduciaries of employee benefit and welfare plans for losses arising from the breach of any fiduciary duty owed to plan beneficiaries.

Global loss triangles	A table of loss experience showing total losses for a certain period at regular valuation dates, reflecting the change in amounts as claims mature. Older periods in the table will have one more entry than the next youngest period, leading to the triangle shape of the data in the table.

Healthcare lines	Insurance coverage, often referred to as medical malpractice insurance, which addresses liability risks of doctors, surgeons, nurses, other healthcare professionals and the institutions (hospitals, clinics, etc.), in which they practice.

Incurred but not reported (“IBNR”) reserves	Reserves established by us for claims that have occurred but have not yet been reported to us as well as for changes in the values of claims that have been reported to us but are not yet settled.

LAE	The total of ALAE and ULAE.

Loss corridor	A mechanism contained in a reinsurance treaty that requires the cedent to be responsible for a certain amount of the ultimate net loss that is above the company’s designated retention and below the designated limit, and which would otherwise be reimbursed under the treaty. Loss corridors are employed to mitigate the volatility of reinsurance agreements.

Loss development	The difference between the original loss as initially reserved by an insurer or reinsurer and its subsequent evaluation at a later date or at the time of its closure. Loss development occurs because of inflation and time lags between the occurrence of claims and the time they are actually reported to an insurer or reinsurer. To account for these increases, a “loss development factor” or multiplier is usually applied to a claim or group of claims in an effort to more accurately project the ultimate amount that will be paid.

Losses and loss expense ratio	Derived by dividing net losses and loss expenses by net earned premiums.

Losses and loss expenses	“Losses” are an occurrence that is the basis for submission or payment of a claim. Losses may be covered, limited or excluded from coverage, depending on the terms of the insurance policy or other insurance or reinsurance contracts. “Loss expenses” are the expenses incurred by an insurance or reinsurance company in settling a loss.

Losses discovered basis	Covers losses that are discovered by the insured during the policy period and a specified period thereafter (unless replaced with similar insurance), no matter when the loss occurred and it does not matter if the insured had prior coverage.

Net limits	The amount that an insurer or reinsurer will insure or reinsure for a specified risk, a portfolio of risks or on a single insured entity, less any applicable reinsurance purchased by such insurer or reinsurer. The term also refers to the maximum amount of benefit payable for a given claim or occurrence.

Occurrence policies	A liability policy covering all claims arising from an event that takes place during the policy period, regardless of when the claim is reported to us.

Occurrence-reported policies	A liability policy covering all claims arising from an event that takes place after a date specified in the policy and the claims must be reported to the insurer during the policy period.

Paid losses	Claim amounts paid to insureds or ceding companies.

Primary insurance	Insurance that absorbs the losses immediately above the insured’s retention layer. A primary insurer will pay up to a certain dollar amount of losses over the insured’s retention, at which point a higher layer excess insurer will be liable for additional losses. The coverage terms of a primary insurance layer typically assume an element of regular loss frequency.

Professional liability	Insurance that provides liability coverage to directors and officers, attorneys, doctors, accountants and other professionals who offer services to the general public and claim expertise in a particular area greater than the ordinary layperson for their negligence or malfeasance.

Quota share reinsurance	A proportional reinsurance treaty in which the ceding company cedes an agreed-on percentage of every risk it insures that falls within a class or classes of business subject to the treaty.

Reinsurance	The practice whereby one insurer, called the reinsurer, in consideration of a premium paid to that reinsurer, agrees to indemnify another insurer, called the ceding company, for part or all of the liability of the ceding company under one or more policies or contracts of insurance that it has issued.

Report year	The year in which a claim is reported to us. All years referred to are years ending December 31.

Reserves	Liabilities established by insurers and reinsurers to reflect the estimated cost of claims incurred that the insurer or reinsurer will ultimately be required to pay. Reserves are established for losses and for loss expenses, and consist of case reserves and IBNR reserves. As the term is used in this report, “reserves” are meant to include reserves for both losses and for loss expenses.

Retention	The amount of exposure an insured retains on any one risk or group of risks. The term may apply to an insurance policy, where the insured is an individual or business, or a reinsurance contract, where the insured is an insurance company. See “Deductible.”

Short tail	Lines of business where claims are generally reported and paid within a relatively short period of time following the policy coverage period.

Surplus treaty reinsurance	Reinsurance contracts under which the ceding company agrees to cede and the reinsurer agrees to assume part of every risk that exceeds the ceding company’s predetermined retention limit. The reinsurer shares in premiums and losses in the same proportion as it shares in the total policy limits of the risk.

Swing-rated premium	Earned premiums from a “swing-rated” reinsurance contract, which is a contract that links the ultimate amount of ceded premium to the ultimate loss ratio on the reinsured business. This type of reinsurance contract enables the cedent to retain a greater portion of premium if the ultimate loss ratio develops at a level below the initial loss threshold set by the reinsurers, but requires a higher amount of ceded premium if the ultimate loss ratio develops above the initial threshold.

Treaties	Reinsurance contracts under which the ceding company agrees to cede and the reinsurer agrees to assume risks of a particular class or classes of business.

Treaty year	The year in which the contract incepts. Exposure from contracts incepting during the current treaty year will potentially affect both the current accident year as well future accident years.

ULAE	Means unallocated loss adjustment expenses, which are an assessment of the internal expenses required to settle claims.

Ultimate loss	Total of all expected settlement amounts, whether paid or reserved together with any associated loss adjustment expenses, and is the estimated total amount of loss at the measurement date. For purposes of this report, “ultimate loss” is the sum of paid losses, case reserves and IBNR.